- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------







                     B.F. SAUL REAL ESTATE INVESTMENT TRUST,

                                     Issuer

                                       and

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,

                                     Trustee



                             -----------------------


                                    Indenture

                           Dated as of March 30, 1994


                                  ------------



                                  $175,000,000


                          11 5/8% Senior Secured Notes

                                    due 2002

                      11 5/8% Series B Senior Secured Notes

                                    due 2002


- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                     B.F. SAUL REAL ESTATE INVESTMENT TRUST

               Reconciliation and tie between Trust Indenture Act
                of 1939 and Indenture, dated as of March 30, 1994
                -------------------------------------------------

Trust Indenture                                              Indenture
  Act Section                                                Section
- ---------------                                              ----------

SECTION  310(a)(1)       ...............................     607(a)
          (a)(2)         ...............................     607(a)
          (b)            ...............................     608
SECTION  312(c)          ...............................     701
SECTION  313(c)          ...............................     702
SECTION  314(a)          ...............................     703
          (a)(4)         ...............................     1008(a)
          (b)(1)         ...............................     1214(b)
          (b)(2)         ...............................     1214(c)
          (c)(1)         ...............................     102
          (c)(2)         ...............................     102
          (d)(1)         ...............................     1214(a)(i)
          (d)(2)         ...............................     1214(a)(ii)
          (d)(3)         ...............................     1214(a)(iii)
          (e)            ...............................     102
SECTION  315(b)          ...............................     601
SECTION  316(a)(last
           sentence)     ...............................     101 ("Outstanding")
          (a)(1)(A)      ...............................     502, 512
          (a)(1)(B)      ...............................     513
          (b)            ...............................     508
          (c)            ...............................     104(d)
SECTION  317(a)(1)       ...............................     503
          (a)(2)         ...............................     504
          (b)            ...............................     1003
SECTION  318(a)          ...............................     111

- ---------------
Note: This reconciliatin and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----
PARTIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
RECITALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1


                                   ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

SECTION 101.  Definitions. . . . . . . . . . . . . . . . . . . . . . . . . .   1
     Acquired Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . .   2
     Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     Advisory Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     Agent Member. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     Asset Sale. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     Average Life to Stated Maturity . . . . . . . . . . . . . . . . . . . .   3
     Bank. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     Bank Collateral Account . . . . . . . . . . . . . . . . . . . . . . . .   3
     Bank Collateral Sub-Account A . . . . . . . . . . . . . . . . . . . . .   3
     Bank Collateral Sub-Account B . . . . . . . . . . . . . . . . . . . . .   3
     Bank Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     Bank Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     Board of Trustees . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     Board Resolution. . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     Business Day. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     Capital Lease Obligation. . . . . . . . . . . . . . . . . . . . . . . .   4
     Capital Maintenance Agreement . . . . . . . . . . . . . . . . . . . . .   4
     Capital Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     Cash Collateral Deficit . . . . . . . . . . . . . . . . . . . . . . . .   4
     Cash Equivalent . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     Cash Flow -- Indenture  . . . . . . . . . . . . . . . . . . . . . . . .   5
     Certificates of Deposit . . . . . . . . . . . . . . . . . . . . . . . .   5
     Change of Control . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     Change of Control Triggering Event. . . . . . . . . . . . . . . . . . .   6
     Closing Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     Collateral. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     Collateral Deficit Amount . . . . . . . . . . . . . . . . . . . . . . .   6
     Collateral Value. . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     Commission. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

- ---------------
Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

                                       ii
                                                                            Page
                                                                            ----
     Consolidated Interest Expense . . . . . . . . . . . . . . . . . . . . .   6
     Consolidated Net Income (Loss). . . . . . . . . . . . . . . . . . . . .   6
     Consolidated Net Worth. . . . . . . . . . . . . . . . . . . . . . . . .   7
     Consolidated Tax Subsidiary . . . . . . . . . . . . . . . . . . . . . .   7
     Corporate Trust Office. . . . . . . . . . . . . . . . . . . . . . . . .   7
     Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     Custodian Agreement . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     Custodian . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     Defaulted Interest. . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     Depositary. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     Disinterested Trustee . . . . . . . . . . . . . . . . . . . . . . . . .   8
     Event of Default. . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     Exchange Act. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     Exchange Offer. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     Exchange Securities . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     Fair Market Value . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     FDIA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     FDIC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     Federal Bankruptcy Code . . . . . . . . . . . . . . . . . . . . . . . .   9
     FRBNY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     GAAP. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     General Capital Requirement . . . . . . . . . . . . . . . . . . . . . .   9
     Guaranteed Indebtedness . . . . . . . . . . . . . . . . . . . . . . . .   9
     Holder. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
     Indebtedness. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
     Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
     Initial Purchasers. . . . . . . . . . . . . . . . . . . . . . . . . . .  11
     Initial Securities. . . . . . . . . . . . . . . . . . . . . . . . . . .  11
     Interest Payment Date . . . . . . . . . . . . . . . . . . . . . . . . .  11
     Interest Rate Agreements. . . . . . . . . . . . . . . . . . . . . . . .  11
     Investment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
     Investment Grade. . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
     Lien. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
     Liquidity Maintenance Account . . . . . . . . . . . . . . . . . . . . .  11
     Liquidity Maintenance Amount. . . . . . . . . . . . . . . . . . . . . .  11
     Liquidity Maintenance Sub-Account A . . . . . . . . . . . . . . . . . .  12
     Liquidity Maintenance Sub-Account B . . . . . . . . . . . . . . . . . .  12
     Management Agreements . . . . . . . . . . . . . . . . . . . . . . . . .  12
     Margin Securities . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
     Market Value. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
     Material Subsidiary . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     Maturity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     Moody's . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     Nonrecourse Indebtedness. . . . . . . . . . . . . . . . . . . . . . . .  13
     Non-U.S. Person . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                                       iii
                                                                            Page
                                                                            ----
     Officers' Certificate . . . . . . . . . . . . . . . . . . . . . . . . .  14
     Operating Cash Flow Coverage Ratio. . . . . . . . . . . . . . . . . . .  14
     Opinion of Counsel. . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     OTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     Outstanding . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     Partnership Units . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
     Paying Agent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
     Permitted Holders . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
     Permitted Indebtedness. . . . . . . . . . . . . . . . . . . . . . . . .  15
     Permitted Investment. . . . . . . . . . . . . . . . . . . . . . . . . .  16
     Permitted Subsidiary Indebtedness . . . . . . . . . . . . . . . . . . .  17
     Person. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
     PIK Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . .  18
     Pledged Bank Stock. . . . . . . . . . . . . . . . . . . . . . . . . . .  18
     Predecessor Security. . . . . . . . . . . . . . . . . . . . . . . . . .  18
     Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
     Private Placement Legend. . . . . . . . . . . . . . . . . . . . . . . .  18
     QIB . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
     Qualified Capital Stock . . . . . . . . . . . . . . . . . . . . . . . .  19
     Rating Agencies . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
     Rating Category . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
     Rating Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
     Rating Decline. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
     Real Estate Property. . . . . . . . . . . . . . . . . . . . . . . . . .  19
     Redeemable Capital Stock. . . . . . . . . . . . . . . . . . . . . . . .  19
     Redemption Date . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
     Redemption Price. . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
     Registration Rights Agreement . . . . . . . . . . . . . . . . . . . . .  20
     Regular Record Date . . . . . . . . . . . . . . . . . . . . . . . . . .  20
     Regulation S. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
     Regulatory Capital Requirements . . . . . . . . . . . . . . . . . . . .  20
     Reimbursement Agreement . . . . . . . . . . . . . . . . . . . . . . . .  20
     Responsible Officer . . . . . . . . . . . . . . . . . . . . . . . . . .  20
     Retail Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
     Rule 144A . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
     S&P . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
     Sale Deficit Amount . . . . . . . . . . . . . . . . . . . . . . . . . .  21
     Secured Obligations . . . . . . . . . . . . . . . . . . . . . . . . . .  21
     Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
     Securities Act. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
     Securitization Entity . . . . . . . . . . . . . . . . . . . . . . . . .  21
     Security Register and Security Registrar. . . . . . . . . . . . . . . .  21
     Single Asset Subsidiary . . . . . . . . . . . . . . . . . . . . . . . .  21
     Special Record Date . . . . . . . . . . . . . . . . . . . . . . . . . .  22
     Stated Maturity . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
     Subordinated Indebtedness . . . . . . . . . . . . . . . . . . . . . . .  22
                                       iv
                                                                            Page
                                                                            ----
     Subsidiary. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
     Surviving Entity. . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
     Tax Sharing Agreement . . . . . . . . . . . . . . . . . . . . . . . . .  22
     13% Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . .  23
     Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
     Trust Indenture Act or TIA. . . . . . . . . . . . . . . . . . . . . . .  23
     Trust Nonrecourse Indebtedness. . . . . . . . . . . . . . . . . . . . .  23
     Trust Request or Trust Order. . . . . . . . . . . . . . . . . . . . . .  23
     Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
     Uniform Commercial Code . . . . . . . . . . . . . . . . . . . . . . . .  23
     U.S. Government Obligations . . . . . . . . . . . . . . . . . . . . . .  23
     U.S. Government Securities. . . . . . . . . . . . . . . . . . . . . . .  23
     Vice President. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
     Voting Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
     Wholly Owned Subsidiary . . . . . . . . . . . . . . . . . . . . . . . .  24

SECTION 102.  Incorporation by Reference of Trust Indenture Act. . . . . . .  24
SECTION 103.  Compliance Certificates and Opinions.. . . . . . . . . . . . .  24
SECTION 104.  Form of Documents Delivered to Trustee.. . . . . . . . . . . .  25
SECTION 105.  Acts of Holders. . . . . . . . . . . . . . . . . . . . . . . .  26
SECTION 106.  Notices, Etc., to Trustee and Trust. . . . . . . . . . . . . .  27
SECTION 107.  Notice to Holders; Waiver. . . . . . . . . . . . . . . . . . .  27
SECTION 108.  Effect of Headings and Table of Contents.. . . . . . . . . . .  28
SECTION 109.  Successors and Assigns.. . . . . . . . . . . . . . . . . . . .  28
SECTION 110.  Separability Clause. . . . . . . . . . . . . . . . . . . . . .  28
SECTION 111.  Benefits of Indenture. . . . . . . . . . . . . . . . . . . . .  28
SECTION 112.  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . .  28
SECTION 113.  Legal Holidays.. . . . . . . . . . . . . . . . . . . . . . . .  29
SECTION 114.  Execution of Agreement by Trust. . . . . . . . . . . . . . . .  29


                                   ARTICLE TWO

                                 SECURITY FORMS

SECTION 201.  Forms Generally. . . . . . . . . . . . . . . . . . . . . . . .  29
SECTION 202.  Restrictive Legends. . . . . . . . . . . . . . . . . . . . . .  30


                                  ARTICLE THREE

                                 THE SECURITIES

SECTION 301.  Title and Terms. . . . . . . . . . . . . . . . . . . . . . . .  33
SECTION 302.  Denominations. . . . . . . . . . . . . . . . . . . . . . . . .  33
SECTION 303.  Execution, Authentication, Delivery and Dating.. . . . . . . .  34
                                        v
                                                                            Page
                                                                            ----
SECTION 304.  Temporary Securities.. . . . . . . . . . . . . . . . . . . . .  35
SECTION 305.  Registration, Registration of Transfer and Exchange. . . . . .  35
SECTION 306.  Book-Entry Provisions for U.S. Global Security.. . . . . . . .  37
SECTION 307.  Special Transfer Provisions. . . . . . . . . . . . . . . . . .  38
SECTION 308.  Mutilated, Destroyed, Lost and Stolen Securities.. . . . . . .  42
SECTION 309.  Payment of Interest; Interest Rights Preserved.. . . . . . . .  43
SECTION 310.  Persons Deemed Owners. . . . . . . . . . . . . . . . . . . . .  44
SECTION 311.  Cancellation.. . . . . . . . . . . . . . . . . . . . . . . . .  44
SECTION 312.  Computation of Interest. . . . . . . . . . . . . . . . . . . .  45


                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

SECTION 401.  Satisfaction and Discharge of Indenture. . . . . . . . . . . .  45
SECTION 402.  Application of Trust Money . . . . . . . . . . . . . . . . . .  46




                                  ARTICLE FIVE

                                    REMEDIES

SECTION 501.  Events of Default. . . . . . . . . . . . . . . . . . . . . . .  47
SECTION 502.  Acceleration of Maturity; Rescission and Annulment . . . . . .  49
SECTION 503.  Collection of Indebtedness and Suits for Enforcement by
              Trustee . .. . . . . . . . . . . . . . . . . . . . . . . . . .  50
SECTION 504.  Trustee May File Proofs of Claim . . . . . . . . . . . . . . .  51
SECTION 505.  Trustee May Enforce Claims Without Possession of Debentures. .  52
SECTION 506.  Application of Money Collected . . . . . . . . . . . . . . . .  52
SECTION 507.  Limitation on Suits. . . . . . . . . . . . . . . . . . . . . .  53
SECTION 508.  Unconditional Right of Holders to Receive Principal, Premium
               and Interest. . . . . . . . . . . . . . . . . . . . . . . . .  53
SECTION 509.  Restoration of Rights and Remedies.. . . . . . . . . . . . . .  54
SECTION 510.  Rights and Remedies Cumulative . . . . . . . . . . . . . . . .  54
SECTION 511.  Delay or Omission Not Waiver.. . . . . . . . . . . . . . . . .  54
SECTION 512.  Control by Holders . . . . . . . . . . . . . . . . . . . . . .  54
SECTION 513.  Waiver of Past Defaults. . . . . . . . . . . . . . . . . . . .  55
SECTION 514.  Waiver of Stay or Extension Laws . . . . . . . . . . . . . . .  55
SECTION 515.  Undertaking for Costs. . . . . . . . . . . . . . . . . . . . .  55


                                   ARTICLE SIX

                                   THE TRUSTEE
                                       vi
                                                                            Page
                                                                            ----
SECTION 601.  Notice of Defaults . . . . . . . . . . . . . . . . . . . . . .  56
SECTION 602.  Certain Rights of Trustee. . . . . . . . . . . . . . . . . . .  56
SECTION 603.  Trustee Not Responsible for Recitals or Issuance of
               Securities. . . . . . . . . . . . . . . . . . . . . . . . . .  57
SECTION 604.  May Hold Securities. . . . . . . . . . . . . . . . . . . . . .  58
SECTION 605.  Money Held in Trust. . . . . . . . . . . . . . . . . . . . . .  58
SECTION 606.  Compensation and Reimbursement . . . . . . . . . . . . . . . .  58
SECTION 607.  Corporate Trustee Required; Eligibility. . . . . . . . . . . .  59
SECTION 608.  Resignation and Removal; Appointment of Successor. . . . . . .  59
SECTION 609.  Acceptance of Appointment by Successor . . . . . . . . . . . .  61
SECTION 610.  Merger, Conversion, Consolidation or Succession to Business. .  61






                                  ARTICLE SEVEN

                 HOLDERS' LISTS AND REPORTS BY TRUSTEE AND TRUST

SECTION 701.  Disclosure of Names and Addresses of Holders . . . . . . . . .  62
SECTION 702.  Reports by Trustee . . . . . . . . . . . . . . . . . . . . . .  62
SECTION 703.  Reports by the Trust . . . . . . . . . . . . . . . . . . . . .  63


                                  ARTICLE EIGHT

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 801.  Trust May Consolidate, Etc., Only on Certain Terms . . . . . .  64
SECTION 802.  Successor Substituted. . . . . . . . . . . . . . . . . . . . .  64


                                  ARTICLE NINE

                             SUPPLEMENTAL INDENTURES

SECTION 901.  Supplemental Indentures Without Consent of Holders . . . . . .  65
SECTION 902.  Supplemental Indentures with Consent of Holders. . . . . . . .  66
SECTION 903.  Execution of Supplemental Indentures . . . . . . . . . . . . .  67
SECTION 904.  Effect of Supplemental Indentures. . . . . . . . . . . . . . .  67
SECTION 905.  Conformity with Trust Indenture Act. . . . . . . . . . . . . .  67
SECTION 906.  Reference in Securities to Supplemental Indentures . . . . . .  67
SECTION 907.  Notice of Supplemental Indentures. . . . . . . . . . . . . . .  67
SECTION 908.  Payment for Consent. . . . . . . . . . . . . . . . . . . . . .  68
                                       vii
                                                                            Page
                                                                            ----

                                   ARTICLE TEN

                                    COVENANTS

SECTION 1001.  Payment of Principal, Premium, If  Any, Interest. . . . . . .  68
SECTION 1002.  Maintenance of Office or Agency . . . . . . . . . . . . . . .  68
SECTION 1003.  Money for Security Payments to Be Held in Trust . . . . . . .  69
SECTION 1004.  Existence . . . . . . . . . . . . . . . . . . . . . . . . . .  70
SECTION 1005.  Payment of Taxes and Other Claims . . . . . . . . . . . . . .  70
SECTION 1006.  Maintenance of Properties . . . . . . . . . . . . . . . . . .  70
SECTION 1007.  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . .  71
SECTION 1008.  Statement by Officers As to Default . . . . . . . . . . . . .  71
SECTION 1009.  Provision of Financial Statements . . . . . . . . . . . . . .  71
SECTION 1010.  Limitation on Indebtedness. . . . . . . . . . . . . . . . . .  72
SECTION 1011.  Limitation on Restricted Payments . . . . . . . . . . . . . .  72
SECTION 1012.  Limitation on Transactions with Affiliates. . . . . . . . . .  76
SECTION 1013.  Limitation on Asset Sales . . . . . . . . . . . . . . . . . .  78
SECTION 1014.  Restriction on Transfer of Assets to Subsidiaries . . . . . .  78
SECTION 1015.  Limitation on Subsidiaries. . . . . . . . . . . . . . . . . .  78
SECTION 1016.  Limitation on Dividend and other Payment Restrictions
                Affecting Subsidiaries. . . . . . . .. . . . . . . . . . . .  79
SECTION 1017.  Limitation on Issuances and Sales of Subsidiary Stock . . . .  79
SECTION 1018.  Required Stock Ownership. . . . . . . . . . . . . . . . . . .  79
SECTION 1019.  Change of Control Triggering Event. . . . . . . . . . . . . .  79
SECTION 1020.  Obtaining a Rating on the Notes . . . . . . . . . . . . . . .  81
SECTION 1021.  Amendments, Etc . . . . . . . . . . . . . . . . . . . . . . .  81
SECTION 1022.  Waiver of Certain Covenants . . . . . . . . . . . . . . . . .  81


                                 ARTICLE ELEVEN

                            REDEMPTION OF SECURITIES

SECTION 1101.  Right of Redemption . . . . . . . . . . . . . . . . . . . . .  81
SECTION 1102.  Applicability of Article. . . . . . . . . . . . . . . . . . .  81
SECTION 1103.  Election to Redeem; Notice to Trustee . . . . . . . . . . . .  82
SECTION 1104.  Selection by Trustee of Securities to Be Redeemed . . . . . .  82
SECTION 1105.  Notice of Redemption. . . . . . . . . . . . . . . . . . . . .  82
SECTION 1106.  Deposit of Redemption Price . . . . . . . . . . . . . . . . .  83
SECTION 1107.  Securities Payable on Redemption Date . . . . . . . . . . . .  83
SECTION 1108.  Securities Redeemed in Part . . . . . . . . . . . . . . . . .  83


                                 ARTICLE TWELVE

                        SECURITY AND PLEDGE OF COLLATERAL
                                      viii
                                                                            Page
                                                                            ----
SECTION 1201.  Grant of Security Interest. . . . . . . . . . . . . . . . . .  84
SECTION 1202.  Secured Obligations . . . . . . . . . . . . . . . . . . . . .  84
SECTION 1203.  Delivery, Investment and Release of Collateral. . . . . . . .  85
SECTION 1204.  Delivery and Holding of Collateral. . . . . . . . . . . . . .  91
SECTION 1205.  Representations, Warranties and Covenants . . . . . . . . . .  94
SECTION 1206.  Further Assurances. . . . . . . . . . . . . . . . . . . . . .  96
SECTION 1207.  Dividends; Voting Rights; Etc . . . . . . . . . . . . . . . .  96
SECTION 1208.  Trustee Appointed Attorney-in-Fact. . . . . . . . . . . . . .  97
SECTION 1209.  Trustee May Perform . . . . . . . . . . . . . . . . . . . . .  97
SECTION 1210.  Remedies upon Event of Default. . . . . . . . . . . . . . . .  97
SECTION 1211.  Application of Proceeds . . . . . . . . . . . . . . . . . . .  99
SECTION 1212.  Continuing Lien; Termination. . . . . . . . . . . . . . . . .  99
SECTION 1213.  Certificates and Opinions . . . . . . . . . . . . . . . . . .  99
SECTION 1214.  Additional Covenants of the Trust . . . . . . . . . . . . . . 101


                                ARTICLE THIRTEEN

                       DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1301.  Trust's Option to Effect Defeasance or Covenant Defeasance. . 103
SECTION 1302.  Defeasance and Discharge. . . . . . . . . . . . . . . . . . . 103
SECTION 1303.  Covenant Defeasance . . . . . . . . . . . . . . . . . . . . . 103
SECTION 1304.  Conditions to Defeasance or Covenant Defeasance . . . . . . . 104
SECTION 1305.  Deposited Money and U.S. Government Obligations to Be Held
                in Trust; Other Miscellaneous Provisions . . . . . . . . . . 106
SECTION 1306.  Reinstatement . . . . . . . . . . . . . . . . . . . . . . . . 107

TESTIMONIUM. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 108
SIGNATURES AND SEALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 108

EXHIBITS

Exhibit A -    Form of Securities, Trustee's Certificate of Authentication

Exhibit B -    Form of Certificate to be Delivered upon Termination of
               Restricted Period

Exhibit C -    Form of Certificate to be Delivered in Connection with Transfers to Non-QIB Institutional Accredited Investors

Exhibit D -    Form of Certificates to be Delivered in Connection with Transfers
               Pursuant to Regulation S

Exhibit E -    Form of Subordination Agreement

          INDENTURE, dated as of March 30, 1994 between B.F. SAUL REAL ESTATE INVESTMENT TRUST, an unincorporated business trust duly organized and existing under the laws of the State of Maryland (herein called the "Trust"), having its principal office at 8401 Connecticut Avenue, Chevy Chase, Maryland, and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national bank duly organized and existing under the laws of the United States, Trustee (herein called the "Trustee").


                              RECITALS OF THE TRUST

          The Trust has duly authorized the creation of an issue of 11 5/8% Senior Secured Notes due 2002 (herein called the "Initial Securities") and 11 5/8% Series B Senior Secured Notes due 2002 (the "Exchange Securities" and, together with the Initial Securities, the "Securities"), of substantially the tenor and amount hereinafter set forth, and to provide therefor the Trust has duly authorized the execution and delivery of this Indenture.

          Upon the issuance of the Exchange Securities or the effectiveness of the Registration Statement filed in connection with the Exchange Offer (as defined herein), this Indenture will be subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

          All things necessary have been done to make the Securities, when executed by the Trust and authenticated and delivered hereunder and duly issued by the Trust, the valid obligations of the Trust and to make this Indenture a valid agreement of the Trust, in accordance with their and its terms.

          NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:


                                   ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

          SECTION 101.  DEFINITIONS.

          For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

          (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein, and the terms "cash transaction" and "self-liquidating paper", as used in TIA Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the Trust Indenture Act;


          (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation; and

          (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

          Certain terms, used principally in Article Ten, are defined in that Article.

          "Acquired Indebtedness" means Indebtedness of a Person (i) existing at the time such Person becomes a Subsidiary of any other Person or (ii) assumed in connection with the acquisition of assets from such Person, in each case other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of such other Person or such acquisition. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from such Person or the date such Person becomes a Subsidiary of such other Person.

          "Act", when used with respect to any Holder, has the meaning specified in Section 105.

          "Advisory Fees" means fees pursuant to that certain Amended and Restated Advisory Contract, dated as of October 1, 1992, between B.F. Saul Company and the Trust, as most recently amended by Amendment No. 8 thereto dated as of October 1, 1993, as the same may be further amended or supplemented in accordance with Section 1012.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person and any legal or beneficial owner directly or indirectly, of 20% or more of the Voting Stock of such specified Person. Notwithstanding the foregoing, no Securitization Entity shall be deemed an Affiliate of the Bank or the Trust or any of their Subsidiaries. The fact that an Affiliate of any Specified Person is a partner (or a shareholder, director or officer of a partner) of a law firm that renders services to such specified Person or its Affiliates does not mean that the law firm is an Affiliate of such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities (or pledge of voting securities if the pledgee thereof may exercise or control, on the date of determination, the exercise of the voting rights of the owner of such voting securities), by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agent Member" has the meaning specified in Section 306.

          "Asset Sale" means any conveyance, transfer, lease or other disposition (including, without limitation, by way of merger or consolidation) (collectively, for purposes of this definition, a "transfer"), directly or indirectly, in one or a series of related transactions, of (a) any Capital Stock of any Subsidiary; (b) all or substantially all of the properties and assets of any division or line of business of the Trust or its Subsidiaries; or (c) any other properties or assets of the Trust or any Subsidiary other than in the ordinary course of business. For purposes of this definition, the term "Asset Sale" shall not include any transfer of properties and assets or Capital Stock
(i) that is governed by the provisions described under the "Merger, Consolidation or Sale of Assets" section of the Indenture or (ii) of the Trust or any Subsidiary to the Trust or any Single Asset Subsidiary of the Trust.

          "Average Life to Stated Maturity" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (a) the sum of the products of (i) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (ii) the amount of each such principal payment by (b) the sum of all such principal payments.

          "Bank" means Chevy Chase Bank, F.S.B., a federally chartered savings bank and a controlled subsidiary of the Trust.

          "Bank Collateral Account" means the Bank Collateral Account established by the Trustee pursuant to Section 1204(g).

          "Bank Collateral Sub-Account A" means the Bank Collateral Sub-Account A of the Bank Collateral Account established by the Trustee pursuant to Section 1204(g).

          "Bank Collateral Sub-Account B" means the Bank Collateral Sub-Account B of the Bank Collateral Account established by the Trustee pursuant to Section 1204(g).

          "Bank Common Stock" means the Bank Stock and any other class or series of capital stock of the Bank not preferred to the Bank Stock as to dividends or distributions on the liquidation of the Bank or both.

          "Bank Stock" means the common stock, par value $1.00 per share, of the Bank.

          "Board of Trustees" means either the board of trustees of the Trust or any duly authorized committee of that board.

          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Trust to have been duly adopted by the Board of Trustees and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in Minneapolis, Minnesota, Chevy Chase, Maryland, or The City of New York are authorized or obligated by law or executive order to close.

          "Capital Lease Obligation" of any Person means any obligations of such Person under any capital lease for real or personal property which, in accordance with GAAP, is required to be recorded as a capitalized lease obligation; and, for the purpose of this Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

          "Capital Maintenance Agreement" means the regulatory capital maintenance agreement dated May 17, 1988 among the Trust, the B.F. Saul Company and the former Federal Savings and Loan Insurance Corporation.

          "Capital Stock" in any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents or interest in (however designated) capital stock in such Person, including, with respect to a corporation, common stock, Preferred Stock and other corporate stock with respect to a trust, shares or other evidence of beneficial interests, and, with respect to a partnership, partnership interests, whether general or limited, and any rights (other than debt securities convertible into corporate stock, partnership interests or other capital stock), warrants or options exchangeable for or convertible into such corporate stock, partnership interests or other capital stock.

          "Cash Collateral Deficit" has the meaning specified in Section
1203(b).

          "Cash Equivalent" means (a) any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (b) certificates of deposit, time deposits, deposits in money-market accounts or any other deposit accounts or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System that issues (or the parent of which issues) commercial paper or certificates of deposit rated as described in clause (c) below and that has combined capital and surplus and undivided profits of not less than $500,000,000; (c) commercial paper with a maturity of 180 days or less issued by a corporation that is not an Affiliate of the Trust and is organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody's; and (d) Partnership Units and Margin Securities.

          "Cash Flow -- Indenture" means with respect to the Trust, for any period, all as determined in accordance with GAAP and without duplication, the sum of the following items: (a) real estate operating income (loss), PLUS (b) depreciation and amortization expense, PLUS (c) interest expense, PLUS (d) equity in losses of partnership investments, LESS (e) equity in earnings of partnership investments, PLUS (f) losses on sales of property, LESS (g) gains on sales of property, PLUS (h) non-cash charges, LESS (i) non-cash gains, PLUS (j) cash distributions received from partnership investments, PLUS (k) tax sharing payments paid by the Bank to the Trust, PLUS (l) dividends paid by the Bank to the Trust.

          "Certificates of Deposit" means certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution (other than an Affiliate of the Trust) that, in the case of any book-entry certificates of deposit, is organized under the laws of the State of New York, that is a member of the Federal Reserve System that issues (or the parent of which issues) commercial paper or certificates of deposit rated as described in clause (c) of the definition of Cash Equivalent, that has combined capital and surplus and undivided profits of not less than $500,000,000 and that, in the case of any non-negotiable certificate of deposit or acceptance, has explicitly waived any right of set-off or banker's lien against such certificate or acceptance.

          "Change of Control" means the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the Trust; (b) the Trust consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Trust, in any such event pursuant to a transaction in which any Voting Stock of the Trust is reclassified or changed into or exchanged for cash, securities or other property, other than any such transaction where (i) any Voting Stock of the Trust is reclassified or changed into or exchanged for Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation and (ii) immediately after such transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) directly or indirectly, of more than 50% of the total Voting Stock of the surviving or transferee corporation; (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Trustees of the Trust (together with any new trustees whose election by such Board of Trustees or whose nomination for election by the stockholders of the Trust was approved by a vote of 66 2/3% of the trustees then still in office who were either trustees at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Trustees of the Trust then in office; or (d) any final order, judgment or decree of a court of competent jurisdiction shall be entered against the Trust decreeing the dissolution or liquidation of the Trust.

          "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Rating Decline.

          "Closing Date" means the date on which the Securities are originally issued under the Indenture.

          "Collateral" has the meaning specified in Section 1201.

          "Collateral Deficit Amount" has the meaning specified in Section 1203(b).

          "Collateral Value" means, as of any date of determination, (a) for cash, the amount thereof, (b) for Certificates of Deposit and U.S. Government Securities, the principal amount thereof, and (c) for Margin Securities, 50% of the Market Value thereof as of such date.

          "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

          "Consolidated Interest Expense" means, with respect to the Trust, for any period, the amount, as determined in accordance with GAAP, of interest expense of the Trust and its Subsidiaries (excluding all amounts relating to interest expense of the Bank and its Subsidiaries).

          "Consolidated Net Income (Loss)" of any Person means, for any period the consolidated net income (or loss) of such Person and its consolidated Subsidiaries for such period as determined in accordance with GAAP adjusted, to the extent included in calculating such net income (loss), by excluding, without duplication, (i) all extraordinary gains and losses (other than those relating to the use of net operating losses of such Person carried forward) less all fees and expenses relating thereto, net of taxes, (ii) the portion of net income (or loss) of any Person (other than such Person and any of its consolidated Subsidiaries) in which such Person or any of its Subsidiaries has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to such Person or its consolidated Subsidiaries in cash by such other Person during such period,

(iii) net income (or loss) of any Person combined with such Person or any of its Subsidiaries on a "pooling of interest" basis attributable to any period prior to the date of combination, (iv) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan, (v) the net income of any Subsidiary of such Person (other than the Bank and its Subsidiaries in the case of the Trust) to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Subsidiary or its shareholders; PROVIDED that, upon the termination or expiration of such dividend or distribution restrictions, the portion of net income (or loss) of such Subsidiary allocable to such Person and previously excluded shall be added to the Consolidated Net Income (Loss) of such Person to the extent of the amount of dividends or other distributions actually paid to such Person in cash by such Subsidiary and (vi) all gains resulting from the sale of credit card relationships.

          "Consolidated Net Worth" means, at any date, the consolidated shareholders' equity of the Trust, less the amount of shareholders' equity attributable to (i) Redeemable Capital Stock or treasury stock of the Trust and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, and (ii) extraordinary gains subsequent to March 31, 1994 and any gains resulting from the sale, transfer or other disposition of Partnership Units.

          "Consolidated Tax Subsidiary" means any Subsidiary of the Trust that joins with the Trust in the filing of a consolidated federal income tax return.

          "Corporate Trust Office" means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at Norwest Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota, except that with respect to presentation of Securities for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee at which, at any particular time, its corporate agency business shall be conducted, which agency at the date of execution of this Indenture is Norwest Trust Company, whose office is located at 3 New York Plaza, 15th Floor, New York, New York 10004.

          "Corporation" includes corporations, associations, companies and business trusts.

          "Custodian Agreement" means the Custodian Account Agreement dated as of July 14, 1988 between the Trustee and Bankers Trust Company or another custodian agreement with Bankers Trust Company or another Custodian on similar terms.

          "Custodian" means (i) Bankers Trust Company or (ii) another financial institution in the State of New York selected by the Trustee, acting as the agent and designee of the Trustee pursuant to a Custodian Agreement, that

          (a) is a financial intermediary (not a clearing corporation) within the meaning of Section 8-313(4) of the Uniform Commercial Code carrying on business in the State of New York,

          (b) issues (or whose parent issues) commercial paper or certificates of deposit rated as described in clause (c) of the definition of Cash Equivalent,

          (c) has combined capital and surplus and undivided profits of not less than $500,000,000 and


          (d)    enters into a Custodian Agreement.

          "Default" means any event or condition the occurrence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

          "Defaulted Interest" has the meaning specified in Section 309.

          "Depositary" means The Depository Trust Company, its nominees and their respective successors.

          "Disinterested Trustee" means, with respect to any transaction or series of related transactions, a member of the Board of Trustees of the Trust or a member of the board of directors of any successor corporation who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions.

          "Event of Default" has the meaning specified in Section 501.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange Offer" means the exchange offer that may be effected pursuant to the Registration Rights Agreement.

          "Exchange Securities" has the meaning stated in the first recital of this Indenture and refers to any Exchange Securities containing terms substantially identical to the Initial Securities (except that such Exchange Securities shall be registered under the Securities Act) that are issued and exchanged for the Initial Securities pursuant to the Registration Rights Agreement and this Indenture.

          "Fair Market Value" means, with respect to any property received by the Trust in connection with the issuance or sale of Capital Stock, or the conversion or exchange of securities into Capital Stock, the fair market value of such property as determined in good faith by the Board of Trustees, whose determination shall be conclusive in all circumstances, net of attorney's fees, accountant's fees and brokerage, consulting, underwriting and other fees and expenses actually incurred in connection with such transaction and net of taxes paid or payable by the Trust as a result thereof.

          "FDIA" means the Federal Deposit Insurance Act, 12 U.S.C. Sections 1811 - 1833, as amended from time to time.

          "FDIC" means the Federal Deposit Insurance Corporation or any successor thereto.

          "Federal Bankruptcy Code" means the Bankruptcy Act of Title 11 of the United States Code, as amended from time to time.

          "FRBNY" has the meaning specified in Section 1204(c).

          "GAAP" means generally accepted accounting principles, consistently applied.

          "General Capital Requirement" means the minimum amount of capital required to meet each of the industry-wide regulatory capital requirements applicable to the Bank pursuant to 12 U.S.C. Section 1464(t) and 12 C.F.R.
Section 567 (and any amendment to either thereof) or any successor law or regulation (but excluding any higher individual minimum capital requirement imposed on the Bank pursuant to 12 U.S.C. Section 1464(s) and 12 C.F.R. Section
567.3 (and any amendment to either thereof) or any successor law or regulation).

          "Guaranteed Indebtedness" of any Person means, without duplication, all Indebtedness of any other Person guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss,
(iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or (v) otherwise to assure a creditor with respect to Indebtedness against loss; PROVIDED that the term "guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

          "Holder" means a Person in whose name a Security is registered in the Security Register.

          "Indebtedness" means, with respect to any Person, without duplication,
(i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, and in connection with any agreement by such Person to make payment to purchase, redeem, exchange, convert or otherwise acquire for value any Capital Stock of such Person now or hereafter outstanding, (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business, (iv) all obligations under Interest Rate Agreements of such Person,
(v) all Capital Lease Obligations of such Person, (vi) all Indebtedness referred to in clauses (i) through (v) above of other Persons and all dividends payable by other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligations being deemed to be the lesser of the value of such property or asset or the amount of the obligations so secured), (vii) all guarantees by such Person of Guaranteed Indebtedness, (viii) all Redeemable Capital Stock (valued at the greater of book value and voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends) of such Person and (ix) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (i) through
(viii) above. For purposes hereof, (x) the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value to be determined in good faith by the board of directors (or any duly authorized committee thereof) of the issuer of such Redeemable Capital Stock, and (y) Indebtedness is deemed to be incurred pursuant to a revolving credit facility or any other facility providing for partial advances each time an advance is made thereunder.

          "Indenture" means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

          "Initial Purchasers" means Merrill Lynch & Co. and Friedman, Billings, Ramsey & Co., Inc., as the initial purchasers of the Initial Securities pursuant to the Purchase Agreement dated March 30, 1994 between such Persons and the Trust.

          "Initial Securities" has the meaning stated in the first recital of this Indenture.

          "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.

          "Interest Rate Agreements" means interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements.

          "Investment" means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business, which are recorded as accounts receivable on the balance sheet of the Trust or its Subsidiaries), other extensions of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities issued by, any other Person.

          "Investment Grade" means BBB- or higher by S&P or Baa3 or higher by Moody's or the equivalent of such ratings by S&P or Moody's. In the event that the Trust shall select any other Rating Agency, the equivalent of such ratings by, such Rating Agency shall be used.

          "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired. A Person shall be deemed to own subject to a Lien any property that such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

          "Liquidity Maintenance Account" means the Liquidity Maintenance Account established by the Trustee pursuant to Section 1204(g).

          "Liquidity Maintenance Amount" means, as of any date of determination,

          (a) the aggregate amount of interest that will accrue on the Securities during one calendar year, assuming that the aggregate principal amount of the Securities Outstanding,

                 (i) if such date is before March 31, 1994, on the date hereof,

                 (ii) if such date is on or after March 31, 1994 and is the last day of a calendar quarter, on such date, or


                 (iii) if such date is after March 31, 1994 and is not the last day of a calendar quarter, on the last day of the calendar quarter immediately preceding such date,

     remained Outstanding for all of such year, PLUS

          (b)    (i)   the aggregate amount of interest accrued on the Retail
     Notes, if such date is the last day of a calendar quarter, during the calendar quarter then ended, or, if such date is not the last day of a calendar quarter, during the calendar quarter immediately preceding such date, MULTIPLIED by (ii) four.

          "Liquidity Maintenance Sub-Account A" means the Liquidity Maintenance Sub-Account A of the Liquidity Maintenance Account established by the Trustee pursuant to Section 1204(g).

          "Liquidity Maintenance Sub-Account B" means the Liquidity Maintenance Sub-Account B of the Liquidity Maintenance Account established by the Trustee pursuant to Section 1204(g).

          "Management Agreements" means (a) the Amended and Restated Commercial Property Leasing and Management Agreement dated as of October 1, 1982, as amended, between the Trust and Franklin Property Company relating to the leasing and management of real property owned by the Trust and its Subsidiaries (other than the Bank and its Subsidiaries) other than their hotel properties, and (b) any written hotel management agreement between a Subsidiary of the Trust and Franklin Property Company relating to the management of such hotel properties entered into in the ordinary course of business and consistent with past practice, in each case as further amended or modified in accordance with the terms of this Indenture.

          "Margin Securities" means "margin stock" as defined in Regulation
G (12 C.F.R. SECTION 207, as amended) of the Board of Governors of the Federal Reserve System; PROVIDED that "Margin Securities" shall not include the securities of any Affiliate of the Trust, other than common stock of Saul Centers, Inc. or for purposes of this Indenture other than Article Twelve, capital stock of the Bank (to the extent the same otherwise would constitute Margin Securities); and PROVIDED FURTHER that for purposes of Article Twelve, Margin Securities shall not include any uncertificated securities, as defined in
Section 8-102(1)(b) of the Uniform Commercial Code as in effect in the State of New York.

          "Market Value" means, as of any date of determination,

          (i)    with respect to cash, the amount thereof;

          (ii) with respect to a U.S. Government Security or Certificate of Deposit, the principal amount thereof; and

          (iii) with respect to a Margin Security, the average of the daily market prices of such security for the 20 consecutive trading days preceding the fifth day prior to such date, with the daily market price for each such trading day being:

                 (a) if such security is listed or admitted to trading on any securities exchange, the closing price, regular way, on such day on the principal securities exchange on which such security is traded;

                 (b) if such security is not listed on or admitted to trading on any securities exchange, the last reported sale price on such day, or if no sale takes place on such day, the average of the closing bid and ask prices on such day, as reported by a reputable quotation source designated by the Trust; and

                 (c) if such security is not then listed or admitted to trading on any securities exchange and no such reported sale price or bid and asked prices are available, the average of the closing bid and asked prices on such day in the over-the-counter market, as furnished by any member firm of the National Association of Securities Dealers, Inc.

          "Material Subsidiary" means, at any particular time (i) any Subsidiary of the Trust, that, together with the Subsidiaries of such Subsidiary, (a) accounted for more than 10% of the consolidated revenues or earnings of the Trust and its Subsidiaries (other than the Bank and its Subsidiaries) for the most recently completed fiscal year of the Trust or (b) was the owner of more than 10% of the consolidated assets of the Trust and its Subsidiaries (other than the Bank and its Subsidiaries) as of the end of such fiscal year, all as shown on the consolidated financial statements of the Trust and its Subsidiaries for such fiscal year,and (ii) the Bank.

          "Maturity", when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption or otherwise.

          "Moody's" means Moody's Investors Service, Inc. and its successors.

          "Nonrecourse Indebtedness" means Indebtedness incurred by any Subsidiary of the Trust as to which, subject to exceptions for fraud and certain environmental violations, (i) neither the Trust nor any other Subsidiary provides credit support or is directly or indirectly liable for such Indebtedness and (ii) no default with respect to such Indebtedness would permit (upon notice, lapse of time or both) any holder of other Indebtedness of the

Trust or any other Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

          "Non-U.S. Person" means a person who is not a U.S. person, as defined in Regulation S.

          "Officers' Certificate" means a certificate signed by (i) the Chairman or Vice Chairman of the Board of Trustees, the President or any Vice President of the Trust and (ii) the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Trust, and delivered to the Trustee by the terms of this Indenture; PROVIDED that, in the event an officer of the Trust holds a position set forth in clause (i) above and a position set forth in clause (ii) above, such officer may sign an Officers' Certificate only in his capacity as officer under either clause (i) or (ii) above, but not under both.

          "Operating Cash Flow Coverage Ratio" means with respect to the Trust, at any date of determination, the ratio of (i) Cash Flow - Indenture to (ii) Consolidated Interest Expense.

          "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Trust, including an employee of the Trust, and who shall be acceptable to the Trustee.

          "OTS" means the Office of Thrift Supervision or any successor thereto.

          "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

          (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

          (ii) Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Trust) in trust or set aside and segregated in trust by the Trust (if the Trust shall act as its own Paying Agent) for the Holders of such Securities; PROVIDED that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

          (iii) Securities, except to the extent provided in Sections 1302 and 1303, with respect to which the Trust has effected defeasance and/or covenant defeasance as provided in Article Thirteen; and

          (iv) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands the Securities are valid obligations of the Trust;

PROVIDED, HOWEVER, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, consent, notice or waiver hereunder, and for the purpose of making the calculations required by TIA Section 313, Securities owned by the Trust or any other obligor upon the Securities or any Affiliate of the Trust or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Trust or any other obligor upon the Securities or any Affiliate of the Trust or such other obligor.

          "Partnership Units" means limited partnership interests in Saul Holdings Partnership.

          "Paying Agent" means any Person (including the Trust acting as Paying Agent) authorized by the Trust to pay the principal of (and premium, if any, on) or interest on any Securities on behalf of the Trust.

          "Permitted Holders" means the descendants of Bernard Francis Saul, any of their spouses or any Person controlled, directly or indirectly, or beneficially owned by such descendants or spouses.

          "Permitted Indebtedness" means any of the following:

          (i)    Indebtedness of the Trust under the Notes;

          (ii) Indebtedness of the Trust outstanding on the date of this Indenture;

          (iii) obligations of the Trust pursuant to interest rate contracts designed to protect the Trust against fluctuations in interest rates in respect of Indebtedness of the Trust, which obligations do not exceed the aggregate principal amount of such Indebtedness;

          (iv) Indebtedness of the Trust consisting of guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets;

          (v) any renewals, extensions, substitutions, refinancings or replacements (each, for purposes of this clause, a "refinancing") by the Trust of any Indebtedness of the Trust, including any successive refinancings by the Trust, so long as (A) any such new Indebtedness shall be in a principal amount that does not exceed the principal amount (or, if such Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) so refinanced, plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness being so refinanced or the amount of any premium reasonably determined by the Trust as necessary to accomplish such refinancing through means of a tender offer or privately negotiated transaction (it being understood that, with respect to the refinancing of the Indebtedness permitted to be incurred pursuant to clause
     (vi) below, the amount of such Indebtedness outstanding pursuant to such clause (vi), together with any refinancings thereof, shall not at any one time exceed $70,000,000 PLUS 20% of the increase in Consolidated Net Worth of the Trust from April 1, 1994 and it being further understood that any sales of the Retail Notes will be considered a refinancing thereof to the extent that the total principal amount of Retail Notes outstanding at any one time does not exceed the principal amount thereof outstanding on the date of this Indenture); (B) in the case of any refinancing of Indebtedness that is Subordinated Indebtedness, (1) such new Indebtedness is made subordinate to the Securities at least to the same extent as the Subordinated Indebtedness being refinanced and (2) such new Indebtedness has an Average Life to Stated Maturity and final Stated Maturity of principal that exceeds the Average Life to Stated Maturity and final Stated Maturity of the Subordinated Indebtedness being refinanced); and (C) in the case of any refinancing of Trust Nonrecourse Indebtedness, such new Indebtedness is made nonrecourse to the same extent as the Indebtedness refinanced;

          (vi) Indebtedness that has an aggregate principal amount outstanding at any one time not in excess of the sum of $70,000,000 PLUS 20% of the increase in Consolidated Net Worth of the Trust from April 1, 1994; and

          (vii) Indebtedness of the Trust to any of its Subsidiaries, except that any transfer of such Indebtedness by any Subsidiary will be deemed to be an incurrence of Indebtedness; PROVIDED that such Indebtedness is subordinated to the Securities pursuant to a subordination agreement substantially in the form of Exhibit E..

          "Permitted Investment" means any Investment (i) in Cash Equivalents,
(ii) consisting of capital contributions or loans to Subsidiaries of the Trust of up to $2,500,000, PROVIDED that any loan under this clause (ii) shall be for a term of not more than one year and shall be repaid with interest at a rate of 10% per annum, (iii) loans to Subsidiaries of the Trust of up to $5,000,000, PROVIDED that any loan under this clause (iii) shall be for a term of not more than one year and shall be repaid with interest at a rate of 10% per annum, (iv) of up to $50,000,000 in cash in Single Asset Subsidiaries less any amounts contributed or loaned by the Trust under clauses (ii) and (iii) above,
(v) permitted by Section 1014, the "Restriction on Transfer of Assets to Subsidiaries" covenant, (vi) in the Bank or its Subsidiaries, and (vii) constituting cash advances on an intercompany open account basis (A) from the Trust to its Subsidiaries required for working capital, the payment of interest and premium, if any, on and principal of any Indebtedness, expenditures for maintenance and capital improvements, and other operating expenses, to the extent Subsidiaries have advanced cash to the Trust, or (B) from any Subsidiary to the Trust, of excess cash on hand from time to time, in each case made in the ordinary course of business and consistent with past practice.

          "Permitted Subsidiary Indebtedness" means any of the following:

          (i) Indebtedness of any Subsidiary of the Trust outstanding on the date of this Indenture;

          (ii) obligations of any Subsidiary of the Trust pursuant to interest rate contracts designed to protect such Subsidiary against fluctuations in interest rates in respect of Indebtedness of such Subsidiary, which obligations do not exceed the aggregate principal amount of such Indebtedness;

          (iii) Indebtedness of any Subsidiary of the Trust consisting of guaranties, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets, including, without limitation, shares of Capital Stock of Subsidiaries;

          (iv) any renewals, extensions, substitutions, refinancings or replacements (each, for purposes of this clause, a "refinancing") by any Subsidiary of the Trust of any Indebtedness of such Subsidiary, including any successive refinancings by such Subsidiary, so long as (A) any such new Indebtedness shall be in a principal amount that does not exceed the principal amount (or, if such Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) so refinanced, plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness being so refinanced or the amount of any premium reasonably determined by such Subsidiary as necessary to accomplish such refinancing through means of a tender offer or privately negotiated transaction (it being understood that, (A) with respect to the refinancing of the Indebtedness permitted to be incurred pursuant to clause (v) below, the amount of such Indebtedness outstanding pursuant to clause (v), together with any refinancings thereof, shall not at any time exceed $70,000,000 PLUS 20% of the increase in Consolidated Net Worth of the Trust from April 1, 1994, and (B) with respect to the refinancing of the Indebtedness permitted to be incurred pursuant to clause (vi) below, the amount of such Indebtedness outstanding pursuant to clause (vi), together with any refinancings thereof, shall not at any time exceed $260,000,000 plus 40% of the increase in Consolidated Net Worth of the Trust from April 1, 1994), and (B) in the case of any refinancing of Nonrecourse Indebtedness, such new Indebtedness is Nonrecourse Indebtedness;

          (v) Indebtedness which, together with any other outstanding Indebtedness incurred pursuant to clause (vi) of the definition of "Permitted Indebtedness", has an aggregate principal amount outstanding at any one time not in excess of the sum of $70,000,000 PLUS 2% of the increase in Consolidated Net Worth of the Trust from April 1, 1994;

          (vi) Nonrecourse Indebtedness which, together with any other outstanding Indebtedness incurred pursuant to clause (v) above and clause
     (vi) of the definition of "Permitted Indebtedness", has an aggregate principal amount outstanding at any one time not in excess of the sum of $260,000,000 PLUS 40% of the increase in Consolidated Net Worth of the Trust from April 1, 1994; and

          (vii) Indebtedness of any Subsidiary of the Trust to the Trust, to the extent permitted under Section 1011, except that any transfer of any such Indebtedness by the Trust shall be deemed to be an incurrence of Indebtedness.

          "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

          "PIK Preferred Stock" means any and all payment-in-kind Preferred Stock issued in lieu of cash dividends on the 13% Preferred Stock or in lieu of cash dividends on such payment-in-kind Preferred Stock.

          "Pledged Bank Stock" has the meaning specified in Section 1201(a).

          "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for a mutilated security or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.

          "Preferred Stock" means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Capital Stock of any other class in such Person.

          "Private Placement Legend" means the legend initially set forth on the Securities in the form set forth in Section 202(a)(i).

          "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

          "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

          "Rating Agencies" means (i) S&P, and (ii) Moody's or (iii) if S&P or Moody's or both shall not make a rating of the Securities publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Trust, which shall be substituted for S&P or Moody's or both, as the case may be.

          "Rating Category" means (i) with respect to S&P any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody's any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such category of S&P or Moody's used by another Rating Agency. In determining whether the rating of the Notes has decreased by one or more gradations within Rating Categories, + and - for S&P, 1,2 and 3 for Moody's, or the equivalent gradations for another Rating Agency shall be taken into account (e.g., with respect to S&P, a decline in rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).

          "Rating Date" means the date which is 90 days prior to the earlier of
(i) a Change of Control and (ii) public notice of the occurrence of a Change of Control or of the intention by the Trust to effect a Change of Control.

          "Rating Decline" means the occurrence of the following on, or within 90 days after, the date of public notice of the occurrence of a Change of Control or of the intention by the Trust to effect a Change of Control (which period shall be extended so long as the rating of the Securities is under publicly announced consideration for possible downgrade by any of the Rating Agencies): (a) in the event the Securities are rated by either Moody's or S&P on the Rating Date as Investment Grade, the rating of the Securities by both Rating Agencies shall be below Investment Grade, or (b) in the event the Securities are rated below Investment Grade by both Rating Agencies on the Rating Date, the rating of the Securities by either Rating Agency shall be decreased by one or more gradations (including gradations within Rating Categories as well as between Rating Categories).

          "Real Estate Property" means (i) real property, (ii) a building or group of related buildings or (iii) real property upon which is located a building or group of related buildings.

          "Redeemable Capital Stock" means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to any Stated Maturity of the principal of the Securities or is redeemable at the option of the holder thereof at any time prior to any such Stated Maturity of principal, or is convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity of principal at the option of the holder thereof.

          "Redemption Date", when used with respect to any Security to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

          "Redemption Price", when used with respect to any Security to be redeemed, in whole or in part, means the price at which such Security (or portion thereof) is to be redeemed pursuant to this Indenture.

          "Registration Rights Agreement" means the agreement between the Trust and the Initial Purchasers, dated as of the Closing Date.

          "Regular Record Date" for the interest payable on any Interest Payment Date means the September 15 or March 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

          "Regulation S" means Regulation S under the Securities Act.

          "Regulatory Capital Requirements" means the minimum amount of capital required (i) for the Bank to meet each capital ratio necessary for the Bank to be classified as an "adequately capitalized" savings association pursuant to 12 U.S.C. Section 1831o and 12 C.F.R. Section 565 (and any amendment to either thereof) or any successor law or regulation and (ii) to meet each of the industry-wide regulatory capital requirements applicable to the Bank pursuant to 12 U.S.C. Section 1464(t) and 12 C.F.R. Section 567 (and any amendment to either thereof) or any successor law or regulation (but excluding any higher individual minimum capital requirement imposed on the Bank pursuant to 12 U.S.C. Section 1464(s) and 12 C.F.R. Section 567.3 (and any amendment to either thereof) or any successor law or regulation).

          "Reimbursement Agreement" means the Reimbursement Agreement dated August 26, 1993 among Saul Holdings Partnership, the Trust and certain of its Subsidiaries and affiliates, as such agreement may be amended or supplemented; PROVIDED that the aggregate amount of the contingent reimbursement obligations assumed by the Trust and its Subsidiaries outstanding at any time shall not exceed the aggregate amount thereof at the date of this Indenture.

          "Responsible Officer", when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Retail Notes" means the unsecured notes of the Trust sold from time to time at varying interest rates with maturities of one to ten years.

          "Rule 144A" means Rule 144A under the Securities Act.

          "S&P" means Standard & Poor's Corporation and its successors.

          "Sale Deficit Amount" has the meaning specified in Section 1203(e).

          "Saul Holdings Partnership" means Saul Holdings Limited Partnership, a Maryland limited partnership.

          "Secured Obligations" has the meaning specified in Section 1202.

          "Securities" has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture. For all purposes of this Indenture, the term "Securities" shall include any Exchange Securities to be issued and exchanged for any Initial Securities pursuant to the Registration Rights Agreement and this Indenture and, for purposes of this Indenture, all Initial Securities and Exchange Securities shall vote together as one series of Securities under this Indenture.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Securitization Entity" means any pooling arrangement or entity (except for any entity in corporate or partnership form) formed or originated for the purpose of holding, and issuing securities representing interests in, one or more pools of mortgages, leases, credit card receivables, home equity loan receivables, automobile loans, leases or installment sales contracts, other consumer receivables or other financial assets of the Bank or any Subsidiary and shall include, without limitation, any grantor trust, owner trust or real estate mortgage investment conduit.

          "Security Register" and "Security Registrar" have the respective meanings specified in Section 305.

          "Single Asset Subsidiary" means any Wholly Owned Subsidiary of the Trust that owns no more than one Real Estate Property and owns no Investments in any other Person, other than the Trust.

          "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 309.

          "Stated Maturity", when used with respect to any Indebtedness (including, without limitation, the Securities) means the dates specified in the instrument governing such Indebtedness as the fixed dates on which any principal amount of such Indebtedness is due and payable (including, without limitation, by reason of any required redemption, purchase or sinking fund payment) and, when used with respect to any installment of interest on Indebtedness, means the date on which such installment is due and payable.

          "Subordinated Indebtedness" means any Indebtedness of the Trust expressly, by the terms of the instrument creating or evidencing such Indebtedness, subordinated in right of payment to the Securities.

          "Subsidiary", with respect to any Person, means any other Person a majority of the equity ownership or a majority of the Voting Stock of which is at the time owned, directly or indirectly, by such Person, by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person.

          "Surviving Entity" has the meaning set forth in Section 801.

          "Tax Sharing Agreement" means (i) the Tax Sharing Agreement dated
June 28, 1990, as amended, between the Trust and other members of the affiliated group of corporations joining with the Trust in the filing of a consolidated federal income tax return (the "Affiliated Group"), as such Tax Sharing Agreement may be further amended or modified from time to time, PROVIDED that
(A) such further amendments or modifications reflect only the addition or deletion of parties to such Tax Sharing Agreement, legislative, judicial or administrative changes in the provisions, rules, application or effect of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated under the Code (the "Regulations") or applicable state law, or amendments or modifications, requested, required or approved by the OTS and (B) any such further modification or amendment is approved by the OTS, to the extent such approval is required by the rules and regulations of the OTS, and (ii) any other tax sharing agreement to which the Trust or any Consolidated Tax Subsidiaries may become a party, PROVIDED that such other tax sharing agreement
(A) consistently reflects the applicable tax liabilities of, and the benefit of the use of losses, deductions, credits and other tax attributes by, the Trust and the other members of the Affiliated Group pursuant to the Code, the Regulations and applicable state law (except as otherwise may be requested, required or approved by the OTS or required for compliance with any guidelines, orders or other authority issued by the OTS) and (B) is approved by the OTS, to the extent such approval is required by the rules and regulations of the OTS, and PROVIDED FURTHER that the Trust shall have received an opinion of independent counsel to the Trust or of a nationally recognized accounting firm to the effect that such other tax sharing agreement satisfies the condition in subclause (A) of the first proviso of this clause (ii); and that such other tax sharing agreement is not materially less beneficial to the Trust than the tax sharing agreement described in clause (i).

          "13% Preferred Stock" means the 3,000,000 shares of the 13% Noncumulative Perpetual Preferred Stock, Series A of the Bank.

          "Trust" means the Person named as the "Trust" in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trust" shall mean such successor Person.

          "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed, except as provided in Section 905.

          "Trust Nonrecourse Indebtedness" means Indebtedness as to which, subject to exceptions for fraud and certain environmental violations, (i) the sole recourse for collection of principal, interest and premium with respect to such Indebtedness is against the specific property or assets identified in the instruments evidencing or securing such Indebtedness, (ii) no other property or assets may be realized upon in collection of principal, interest or premium of such Indebtedness, (iii) the Trust does not provide credit support and is not directly or indirectly liable for such Indebtedness and (iv) no default with respect to such Indebtedness would permit (upon notice, lapse of time or both) any holder of other Indebtedness of the Trust or any Subsidiary of the Trust to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

          "Trust Request" or "Trust Order" means a written request or order signed in the name of the Trust by its Chairman, its President, any Vice President, its Treasurer or an Assistant Treasurer, and delivered to the Trustee.

          "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.


          "Uniform Commercial Code" means the Uniform Commercial Code in any applicable jurisdiction as in effect from time to time.

          "U.S. Government Obligations" has the meaning specified in Section
1304.

          "U.S. Government Securities" means any evidence of Indebtedness with an initial maturity of 180 days or less issued by the United States of America and in which an interest may be acquired by book-entry transfer pursuant to the regulations of the U.S. Department of the Treasury and the rules and procedures of the Federal Reserve System for U.S. Treasury securities.

          "Vice President", when used with respect to the Trust or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

          "Voting Stock" means Capital Stock of the class or classes of which the holders have (i) in respect of a corporation, the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such corporation (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency) or (ii) in respect of the Trust, the general voting power under ordinary circumstances to elect the Board of Trustees or other governing board of the Trust.

          "Wholly Owned Subsidiary" means a Subsidiary of the Trust all the outstanding Capital Stock (other than directors' qualifying shares) of which is owned by the Trust, by one or more other Wholly Owned Subsidiaries, or by the Trust and one or more other Wholly Owned Subsidiaries.

          SECTION 102.  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

          Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms used in this Indenture have the following meanings:

          "indenture securities" means the Securities;

          "indenture security holder" means a Holder;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee; and

          "obligor" on the indenture securities means the Trust or any other obligor on the Securities.

          All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by reference in the Trust Indenture Act to another statute or defined by a rule of the Commission and not otherwise defined herein shall have the meanings assigned to them therein.

          SECTION 103.  COMPLIANCE CERTIFICATES AND OPINIONS.

          Upon any application or request by the Trust to the Trustee to take any action under any provision of this Indenture, the Trust shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture

(including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of one or both of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 1008(a)) shall include:

          (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

          SECTION 104.  FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an officer of the Trust may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Trust stating that the information with respect to such factual matters is in the possession of the Trust, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

          SECTION 105.  ACTS OF HOLDERS.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Trust. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Trust, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

          (c) The principal amount and serial numbers of Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

          (d) If the Trust shall solicit from the Holders of Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Trust may, at its option, by or pursuant to Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Trust shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; PROVIDED that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

          (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Trust in reliance thereon, whether or not notation of such action is made upon such Security.

          SECTION 106.  NOTICES, ETC., TO TRUSTEE AND TRUST.

          Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

          (1) the Trustee by any Holder or by the Trust shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Division, Structured Finance, or

          (2) the Trust by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or delivered by recognized courier to the Trust addressed to it at the address of its principal office specified in the first paragraph of this Indenture, or at any other address previously furnished in writing to the Trustee by the Trust.

          SECTION 107.  NOTICE TO HOLDERS; WAIVER.

          Where this Indenture provides for notice of any event to Holders by the Trust or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.


          SECTION 108.  EFFECT OF HEADINGS AND TABLE OF CONTENTS.

          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          SECTION 109.  SUCCESSORS AND ASSIGNS.

          All covenants and agreements in this Indenture by the Trust shall bind its successors and assigns, whether so expressed or not.

          SECTION 110.  SEPARABILITY CLAUSE.

          In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 111.  BENEFITS OF INDENTURE.

          Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Securities Registrar and their successors hereunder and the Holders any benefit or any legal or equitable right, remedy or claim under this Indenture.

          SECTION 112.  GOVERNING LAW.

          This Indenture and the Securities shall be governed by and construed in accordance with the law of the State of New York. Upon the issuance of the Exchange Securities or the effectiveness of the Registration Statement filed in connection with the Exchange Offer, this Indenture will be subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

          SECTION 113.  LEGAL HOLIDAYS.

          In any case where any Interest Payment Date, Redemption Date or Stated Maturity or Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or sinking fund payment date, or at the Stated Maturity or Maturity; PROVIDED that no interest shall accrue on such payment for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or Maturity, as the case may be, if such payment is made in accordance with this Indenture on the next succeeding Business Day.

          SECTION 114.  EXECUTION OF AGREEMENT BY TRUST.

          The name "B.F. Saul Real Estate Investment Trust" is the designation of the trustees of the Trust under a Declaration of Trust. All Persons dealing with the Trust must look solely to the property and assets of the Trust for the enforcement of any claims against the Trust and neither the trustees, shareholders, officers, employees or agents of the Trust in their individual capacities assume any personal liability for the obligations of the Trust and the respective properties of the trustees, shareholders, officers, employees and agents of the Trust in their individual capacities shall not be subject to the claims of any such Persons with respect to any such obligations.

                                   ARTICLE TWO

                                 SECURITY FORMS

          SECTION 201.  FORMS GENERALLY.

          The Initial Securities shall be known as the "11 5/8% Senior Secured Notes due 2002" and the Exchange Securities shall be known as the "11 5/8% Series B Senior Secured Notes due 2002", in each case, of the Trust. The Securities and the Trustee's certificate of authentication shall be in substantially the form annexed hereto as Exhibit A. The Securities may have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture and may have such letters, notations or other marks of identification and such notations, legends or endorsements as may be required by law, or to comply with the rules on any securities exchange or agreements to which the Trust is subject or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security. The Trust shall approve the form of the Securities and any notation, legend or endorsement on the Securities. Each Security shall be dated the date of its authentication.

          The terms and provisions contained in the form of the Securities annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Trust and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          Initial Securities offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Securities substantially in the form set forth in Exhibit A (the "U.S. Global Security") deposited with the Trustee, as custodian for the Depositary, duly executed by the Trust and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the U.S. Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

          Initial Securities offered and sold in reliance on Regulation S shall be issued initially in the form of temporary certificated Securities in registered form substantially in the form set forth in Exhibit A (the "Temporary Offshore Physical Securities"). The Temporary Offshore Physical Securities will be registered in the name of, and held by, a temporary certificate holder designated by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated until the later of the completion of the distribution of the Initial Securities and the termination of the "restricted period" (as defined in Regulation S) with respect to the offer and sale of the Initial Securities (the "Offshore Securities Exchange Date"). At any time following the Offshore Securities Exchange Date, upon receipt by the Trustee and the Trust of a certificate substantially in the form of Exhibit B hereto, the Trust shall execute, and the Trustee shall authenticate and deliver, one or more permanent certificated Securities in registered form substantially in the form set forth in Exhibit A (the "Permanent Offshore Physical Securities"), in exchange for the surrender of Temporary Offshore Physical Securities of like tenor and amount.

          Initial Securities offered and sold other than as described in the preceding two paragraphs shall be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in Exhibit A (the "U.S. Physical Securities").

          The Temporary Offshore Physical Securities, Permanent Offshore Physical Securities and U.S. Physical Securities are sometimes collectively herein referred to as the "Physical Securities".

          The definitive Securities shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the officers of the Trust executing such Securities, as evidenced by their execution of such Securities.

          SECTION 202.  RESTRICTIVE LEGENDS.

          (a) Unless and until an Initial Security is exchanged for an Exchange Security in connection with an effective Registration Statement pursuant to the Registration Rights

Agreement, each such U.S. Global Security, Temporary Offshore Physical Security and each U.S. Physical Security shall bear the following legend on the face thereof:

          (i) THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE TRUST OR ANY AFFILIATE OF THE TRUST WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) ONLY (A) TO THE ISSUER OF THIS SECURITY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALE TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (a)(2),
                 (a)(3) OR (a)(7) OF RULE 501 UNDER THE SECURITIES ACT WITH TOTAL ASSETS IN EXCESS OF $25 MILLION THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR", FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR
                 (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE TRUST'S AND THE

                 TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE
                 OR TRANSFER (i) PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.

          (ii) THE SECURITY REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE PROVISIONS OF A REGISTRATION RIGHTS AGREEMENT BY AND BETWEEN THE TRUST AND THE HOLDERS NAMED THEREIN. THE TRUST WILL FURNISH A COPY OF SUCH AGREEMENT TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE TRUST AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.

          (b) Each U.S. Global Security, whether or not an Initial Security, shall also bear the following legend on the face thereof:

                 UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                 TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS

                 MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 307 OF THE INDENTURE.


                                  ARTICLE THREE

                                 THE SECURITIES

          SECTION 301.  TITLE AND TERMS.

          The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $175,000,000, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 303, 304, 305, 306, 307, 308, 906, or 1108.

          The Initial Securities shall be known and designated as the "11 5/8% Senior Secured Notes due 2002" of the Trust. The Stated Maturity of the Securities shall be April 1, 2002, and they shall bear interest at the rate of 11 5/8% per annum from March 30, 1994, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable on October 1, 1994 and semiannually thereafter on each April 1 and October 1 in each year and at said Stated Maturity, until the principal thereof is paid or duly provided for.

          The principal of (and premium, if any, on) and interest on the Securities shall be payable at the office or agency of the Trust maintained for such purpose in The City of New York, or at such other office or agency of the Trust as may be maintained for such purpose; PROVIDED, HOWEVER, that, at the option of the Trust, interest may be paid by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Security Register; PROVIDED FURTHER that, in the case of any Holder of at least $1,000,000 aggregate principal amount of Securities, any such Holder may elect, such election to be made in writing and received by the Security Registrar prior to the Regular Record Date and to include applicable account information (which account shall be located in the United States), such payment to be made by transfer to the account specified in the election notice.

          The Securities shall be redeemable as provided in Article Eleven.

          SECTION 302.  DENOMINATIONS.

          The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

          SECTION 303.  EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

          The Securities shall be executed on behalf of the Trust by its Chairman or a Vice Chairman, its President or a Vice President, under its corporate seal reproduced thereon and attested by its Secretary or an Assistant Secretary. The signature of any of these officers on the Securities may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Securities.

          Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trust shall bind the Trust, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

          At any time and from time to time after the execution and delivery of this Indenture, the Trust may deliver Initial Securities executed by the Trust to the Trustee for authentication, together with a Trust Order for the authentication and delivery of such Initial Securities, and the Trustee in accordance with such Trust Order shall authenticate and deliver for original issue Initial Securities in the aggregate principal amount of $175,000,000. On a Trust Order, the Trustee or an authenticating agent shall authenticate for original issue Exchange Securities in an aggregate principal amount not to exceed $175,000,000; PROVIDED that such Exchange Securities shall be issuable only upon the valid surrender for cancellation of Initial Securities of a like aggregate principal amount in accordance with an Exchange Offer (as defined in the Registration Rights Agreement) pursuant to the Registration Rights Agreement. The Officers' Certificate and Opinion of Counsel provided for in
Section 103 shall not be applicable to the initial Trust Order to authenticate
and deliver the Initial Securities to the Initial Purchasers.   In each case
thereafter, the Trustee shall be entitled to receive an Officers' Certificate and an Opinion of Counsel of the Trust in connection with such authentication of Securities as provided in Section 103. Such Trust Order shall specify the amount of Securities to be authenticated and the date on which the original issue of Initial Securities or Exchange Securities is to be authenticated.

          Each Security shall be dated the date of its authentication.

          No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for in Exhibit A duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

          In case the Trust, pursuant to Article Eight, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Trust shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Securities authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Trust Request of the successor Person, shall authenticate and deliver Securities as specified in such request for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time Outstanding for Securities authenticated and delivered in such new name.

          SECTION 304.  TEMPORARY SECURITIES.

          Pending the preparation of definitive Securities, the Trust may execute, and upon Trust Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

          If temporary Securities are issued, the Trust will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Trust designated for such purpose pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Trust shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

          SECTION 305.  REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE.

          The Trust shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Trust shall provide for the registration of Securities and of transfers of Securities. The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Security Register shall be open to inspection by the Trustee. The Trustee is hereby initially appointed as security registrar (the "Security Registrar") for the purpose of registering Securities and transfers of Securities as herein provided.

          Upon surrender for registration of transfer of any Security at the office or agency of the Trust designated pursuant to Section 1002, the Trust shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations of a like aggregate principal amount.

          Furthermore, any Holder of the U.S. Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interest in such Global Security may be effected only through a book-entry system maintained by the Depositary for such Global Security), and that ownership of a beneficial interest in the Security shall be required to be reflected in a book entry.

          At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange (including an exchange of Initial Securities for Exchange Securities), the Trust shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive; PROVIDED that no exchange of Initial Securities for Exchange Securities shall occur until a Registration Statement shall have been declared effective by the Commission and that the Securities to be exchanged for the Exchange Securities shall be cancelled by the Trustee.

          All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Trust, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

          Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Trust or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Trust and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

          No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Trust may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 303, 304, 906, or 1108 not involving any transfer.

          The Trust shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the selection of Securities to be redeemed under Section 1104 and ending at the close of business on the day of such mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

          SECTION 306.  BOOK-ENTRY PROVISIONS FOR U.S. GLOBAL SECURITY.

          (a) The U.S. Global Security initially shall (i) be registered in the name of the Depositary for such Global Security or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 202.

          Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any U.S. Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the U.S. Global Security, and the Depositary may be treated by the Trust, the Trustee and any agent of the Trust or the Trustee as the absolute owner of such U.S. Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Trust, the Trustee or any agent of the Trust or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Security.

          (b) Transfers of the U.S. Global Security shall be limited to transfers of such U.S. Global Security in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in the U.S. Global Security may be transferred in accordance with the rules and procedures of the Depositary and the provisions of
Section 307. Beneficial owners may obtain U.S. Physical Securities in exchange for their beneficial interests in the U.S. Global Security upon request in accordance with the Depositary's and the Registrar's procedures. In addition, U.S. Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in the U.S. Global Security if (i) the Depositary notifies the Trust that it is unwilling or unable to continue as Depositary for the U.S. Global Security and a successor depositary is not appointed by the Trust within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary to transfer U.S. Physical Securities to all beneficial owners.

          (c) In connection with any transfer of a portion of the beneficial interest in the U.S. Global Security to beneficial owners pursuant to subsection
(b) of this Section, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Security in an amount equal to the principal amount of the beneficial interest in the U.S. Global Security to be transferred, and the Trust shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Securities of like tenor and amount.

          (d) In connection with the transfer of the entire U.S. Global Security to beneficial owners pursuant to subsection (b) of this Section, the U.S. Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Trust shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the U.S. Global Security, an equal aggregate principal amount of U.S. Physical Securities of authorized denominations.

          (e) Any U.S. Physical Security delivered in exchange for an interest in the U.S. Global Security pursuant to subsection (b) or subsection
(c) of this Section shall, except as otherwise provided by paragraph (a)(i)(x) and paragraph (f) of Section 307, bear the applicable legend regarding transfer restrictions applicable to the U.S. Physical Security set forth in Section 202.

          (f) The registered holder of the U.S. Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

          SECTION 307.  SPECIAL TRANSFER PROVISIONS.

          Unless and until (i) an Initial Security is sold under an effective Registration Statement, or (ii) an Initial Security is exchanged for an Exchange Security in connection with an effective Registration Statement, in each case pursuant to the Registration Rights Agreement, the following provisions shall apply:

          (a) TRANSFERS TO NON-QIB INSTITUTIONAL ACCREDITED INVESTORS. The following provisions shall apply with respect to the registration of any proposed transfer of an Initial Security to any institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D Under the Securities Act) which is not a QIB (excluding Non-U.S. Persons):

                 (i) The Registrar shall register the transfer of any Initial Security, whether or not such Initial Security bears the Private Placement Legend, if (x) the requested transfer is at least three years after the later of the original issue date of the Initial Securities and the last date on which such Security was held by an Affiliate of the Trust or by the Trust or (y) the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto.

                 (ii) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Security, upon receipt by the Registrar of

          (x) the documents, if any, required by paragraph (i) and
          (y) instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Security in an amount equal to the principal amount of the beneficial interest in the U.S. Global Security to be transferred, and the Trust shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Certificates of like tenor and amount.

          (b) TRANSFERS TO QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of an Initial Security to a QIB (excluding Non-U.S. Persons):

                 (i) If the Security to be transferred consists of U.S. Physical Securities, Temporary Offshore Global Securities or Permanent Offshore Physical Securities, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Initial Security stating, or has otherwise advised the Trust and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Initial Security stating, or has otherwise advised the Trust and the Registrar in writing, that it is purchasing the Initial Security for its own account or an account with respect to which it exercises sole investment discretion and that it, or the person on whose behalf it is acting with respect to any such account, is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Trust as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

                 (ii) If the proposed transferee is an Agent Member, and the Initial Security to be transferred consists of U.S. Physical Securities, Temporary Offshore Physical Securities or Permanent Offshore Physical Securities, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the U.S. Global Security in an amount equal to the principal amount of the U.S. Physical Securities or Permanent Offshore Physical Securities, as the case may be, to be transferred, and the Trustee shall cancel the Physical Security so transferred.

          (c) TRANSFERS BY NON-U.S. PERSONS ON OR PRIOR TO MAY 9, 1994. The following provisions shall apply with respect to registration of any proposed transfer of an Initial Security by a Non-U.S. Person on or prior to May 9, 1994:

                 (i) The Registrar shall register the transfer of any Initial Security (x) if the proposed transferee is a Non-U.S. Person and the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto or (y) if the proposed transferee is a QIB and the proposed transferor has checked the box provided for on the form of Initial Security stating, or has otherwise advised the Trust and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Initial Security stating, or has otherwise advised the Trust and the Registrar in writing, that it is purchasing the Initial Security for its own account or an account with respect to which it exercises sole investment discretion and that it, or the person on whose behalf it is acting with respect to any such account, is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Trust as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A. Unless clause (ii) below is applicable, the Trust shall execute, and the Trustee shall authenticate and deliver, one or more Temporary Offshore Physical Securities of like tenor and amount.

                 (ii) If the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the U.S. Global Security in an amount equal to the principal amount of the Temporary Offshore Physical Security to be transferred, and the Trustee shall cancel the Temporary Offshore Physical Security so transferred.

          (d) TRANSFERS BY NON-U.S. PERSONS ON OR AFTER MAY 9, 1994. The following provisions shall apply with respect to any transfer of an Initial Security by a Non-U.S. Person on or after May 9, 1994:

               (i) (x) If the Initial Security to be transferred is a Permanent Offshore Physical Security, the Registrar shall register such transfer, (y) if the Initial Security to be transferred is a Temporary Offshore Physical Security, upon receipt of a certificate substantially in the form of Exhibit D from the proposed transferor, the Registrar shall register such transfer and (z) in the case of either clause (x) or (y), unless clause (ii) below is applicable, the Trust shall execute, and the Trustee shall authenticate and deliver, one or more Permanent Offshore Physical Securities of like tenor and amount.

               (ii) If the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the U.S. Global Security in an amount equal to the principal amount of the Temporary Offshore Physical Security or Permanent Offshore Physical Security to be transferred, and the Trustee shall cancel the Physical Security so transferred.

          (e) TRANSFERS TO NON-U.S. PERSONS AT ANY TIME. The following provisions shall apply with respect to any transfer of an Initial Security to a Non-U.S. Person:

                 (i) Prior to May 9, 1994, the Registrar shall register any proposed transfer of an Initial Security to a Non-U.S. Person upon receipt of a certificate substantially in the form of Exhibit D hereto from the proposed transferor and the Trust shall execute, and the Trustee shall authenticate and deliver, one or more Temporary Offshore Physical Securities of like tenor and amount.

                 (ii) On and after May 9, 1994, the Registrar shall register any proposed transfer to any Non-U.S. Person (w) if the Initial Security to be transferred is a Permanent Offshore Physical Security,
          (x) if the Initial Security to be transferred is a Temporary Offshore Physical Security, upon receipt of a certificate substantially in the form of Exhibit D hereto from the proposed transferor, (y) if the Initial Security to be transferred is a U.S. Physical Security or an interest in the U.S. Global Security, upon receipt of a certificate substantially in the form of Exhibit D hereto from the proposed transferor and (z) in the case of either clause (w), (x) or (y), the Trust shall execute, and the Trustee shall authenticate and deliver, one or more Permanent Offshore Physical Securities of like tenor and amount.

                 (iii) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Security, upon receipt by the Registrar of (x) the document, if any, required by paragraph (i) or paragraph (ii) and, as the case may be, (y) instructions in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Security in an amount equal to the principal amount of the beneficial interest in the U.S. Global Security to be transferred, and if the transfer is made on or after May 9, 1994, the Trust shall execute, and the Trustee shall authenticate and deliver, one or more Temporary Offshore Physical Securities or

     Permanent Offshore Physical Securities, as applicable, of like tenor and amount.

          (f) PRIVATE PLACEMENT LEGEND. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless either (i) the circumstances contemplated by the last sentence of the fourth paragraph of Section 201 or paragraph (a)(i)(x), (d)(i) or (e)(ii) of this Section 307 exist or
     (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Trust and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

          (g) GENERAL. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

          The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 306 or this Section 307. The Trust shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

          SECTION 308.  MUTILATED, DESTROYED, LOST AND STOLEN SECURITIES.

          If (i) any mutilated Security is surrendered to the Trustee, or (ii) the Trust and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Trust and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trust or the Trustee that such Security has been acquired by a bona fide purchaser, the Trust shall execute and upon Trust Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

          In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Trust in its discretion may, instead of issuing a new Security, pay such Security.

          Upon the issuance of any new Security under this Section, the Trust may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

          Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Trust, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

          SECTION 309.  PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.

          Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Trust maintained for such purpose pursuant to Section 1002; PROVIDED that payment of interest shall be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register; PROVIDED FURTHER that, in the case of any Holder of at least $1,000,000 aggregate principal amount of Securities, any such Holder may elect, such election to be made in writing and received by the Security Registrar prior to the Regular Record Date and to include applicable account information (which account shall be located in the United States), such payment to be made by transfer to the account specified in the election notice.

          Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Securities (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") may be paid by the Trust, at its election in each case, as provided in clause
(1) or (2) below:

          (1) The Trust may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Trust shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Trust shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Trust of such Special Record Date, and in the name and at the expense of the Trust, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided for in Section 107, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

          (2) The Trust may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Trust to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

          Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

          SECTION 310.  PERSONS DEEMED OWNERS.

          Prior to the due presentment of a Security for registration of transfer, the Trust, the Trustee and any agent of the Trust or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any, on) and (subject to Sections 305 and 309) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Trust, the Trustee or any agent of the Trust or the Trustee shall be affected by notice to the contrary.

          SECTION 311.  CANCELLATION.

          All Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the

Trustee and shall be promptly cancelled by it. The Trust may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Trust may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Trust has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. If the Trust shall so acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures and certification of their disposal delivered to the Trust unless by Trust Order the Trust shall direct that cancelled Securities be returned to it.

          SECTION 312.  COMPUTATION OF INTEREST.

          Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.


                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

          SECTION 401.  SATISFACTION AND DISCHARGE OF INDENTURE.

          This Indenture shall upon Trust Request cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Securities herein expressly provided for) and the Trustee, at the expense of the Trust, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when

          (1)    either

                 (a) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 308 and
          (ii) Securities for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Trust and thereafter repaid to the Trust or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

                 (b) all such Securities not theretofore delivered to the Trustee for cancellation

                       (i)    have become due and payable, or

                       (ii) will become due and payable at their Stated Maturity within one year, or

                       (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Trust, and the Trust, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the final Stated Maturity or Redemption Date, as the case may be;

          (2) the Trust has paid or caused to be paid all other sums payable hereunder by the Trust; and

          (3) the Trust has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

          Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Trust to the Trustee under Section 606 and, if money shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

          SECTION 402.  APPLICATION OF TRUST MONEY.

          Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Trust acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

                                  ARTICLE FIVE

                                    REMEDIES

          SECTION 501.  EVENTS OF DEFAULT.

          "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) failure by the Trust to pay interest on any Security when due and payable, if such failure continues for a period of 30 days;

          (ii) failure by the Trust to pay the principal of (and premium, if any, on) any Security when due and payable at Maturity or upon redemption or acceleration or otherwise;

          (iii) failure by the Trust to make or consummate a Change of Control Offer in accordance with the provisions of Section 1019;

          (iv) failure by the Trust to perform or observe any other term, covenant or agreement contained in the Securities or this Indenture (other than a default specified in clause (i), (ii) or (iii) above or (ix) below) for a period of 60 days after written notice of such failure requiring the Trust to remedy the same shall have been given (x) to the Trust by the Trustee or (y) to the Trust and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities then Outstanding;

          (v) default (other than a default on Nonrecourse Indebtedness or on less than $5 million of Trust Nonrecourse Indebtedness at any one time) under any instrument or any other obligation (x) representing indebtedness for borrowed money of the Trust or any of its Subsidiaries, (y) representing indebtedness evidenced by bonds, notes, debentures or other similar instruments of the Trust or any of its Subsidiaries or
     (z) constituting a guarantee by the Trust or any of its Subsidiaries of Guaranteed Indebtedness of any other Person representing money borrowed or any obligation of such other Person evidenced by bonds, notes, debentures or other similar instruments, which default (a) consists of the failure to pay an amount aggregating in excess of $10 million if such default continues for a period of 30 days after written notice of such failure requiring the Trust to remedy the same shall have been given (A) to the Trust by the Trustee or (B) to the Trust and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities then Outstanding, or (b) results in the acceleration of such indebtedness or guarantee in an aggregate principal amount in excess of $10 million;

          (vi) failure by the Bank (x) to comply with any General Capital Requirement, which failure shall continue for a period of 270 days; PROVIDED that an Event of Default under this clause (vi) (x) shall not occur if a capital plan submitted to the OTS by the Bank has been approved by the OTS prior to the expiration of such 270-day period and, thereafter, the Bank does not receive written notice from the OTS that the Bank is not in compliance in any material respect with such capital plan or (y) to maintain a consolidated total stockholders' equity at least equal to $250,000,000, which failure shall continue for a period of one year or more unless as of the expiration of such one-year period, and for so long as the consolidated total stockholders' equity of the Bank remains below $250,000,000 after the expiration of such one-year period, the Bank has the minimum amount of capital required for the Bank to be considered as a "well capitalized" savings association pursuant to 12 U.S.C. Section 1831o and 12 C.F.R. Section 565 (and any amendment to either thereof) or any successor law or regulation;

          (vii) existence of one or more judgments against the Trust or any of its Subsidiaries for the payment of money in excess of $10 million, either individually or in the aggregate, which remain undischarged 60 days after all rights to review directly such judgment or judgments, whether by appeal or writ, have been exhausted or have expired;

          (viii) any provision of Article Twelve of this Indenture relating to the Collateral (other than Section 1204, insofar as it relates to obligations of the Trustee, or 1213(a)) shall cease, for any reason (other than under the terms of a supplemental indenture entered into pursuant to
     Section 982), to be in full force and effect in any material respect, or the Trust shall so assert in writing; or the Trustee shall cease to have a first priority perfected security interest, for the benefit of the Trustee and the Holders, in the Collateral (other than by reason of the release of any such security interest in accordance with this Indenture) , or any representation, warranty or certification of the Trust made in or pursuant to Section 1203 or 1205 shall be false in any material respect as of the date when made;

          (ix)   failure by the Trust to perform or observe

                 (a) any term, covenant or agreement contained in Section 1214(a), to the extent that such failure relates to the creation or existence of a non-consensual Lien on the Collateral, for a period of 45 days after the Trust shall have knowledge of such failure,

                 (b) any other term, covenant or agreement contained in Section 1214(a) or any term, covenant or agreement contained in Section 1214(b) or

                 (c) any other term, covenant or condition contained in Article Twelve for a period of 30 days after written notice of such failure requiring the Trust to remedy the same shall have been given to the Trust by the Trustee or to the Trust and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities then Outstanding;

          (x) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Trust or any Material Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Trust or any Material Subsidiary under the Federal Bankruptcy Code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trust or any Material Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

          (xi) the institution by the Trust or any Material Subsidiary of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trust or any Material Subsidiary or of any substantial part of its property, or the making of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due.

          SECTION 502.  ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

          If an Event of Default occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Securities Outstanding may declare the principal amount of all the Securities to be due and payable immediately, by notice in writing to the Trust (and to the Trustee if given by the Holders), and upon any such declaration such principal amount shall become immediately due and payable.

          At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereafter in this Article Five provided, the Holders of a majority in principal amount of the Outstanding Securities, by written notice to the Trust and the Trustee, may rescind and annul such declaration and its consequences if

          (1) the Trust has paid or deposited with the Trustee a sum sufficient to pay,

                 (A)  all overdue interest on all Outstanding Securities,

                 (B) all unpaid principal of (and premium, if any, on) any Outstanding Securities which has become due otherwise than by such declaration of acceleration, and interest on such unpaid principal at the rate borne by the Securities,

                 (C) to the extent that payment of such interest is lawful, interest on overdue interest at the rate borne by the Securities, and

                 (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

          (2) all Events of Default, other than the nonpayment of amounts of principal of (or premium, if any, on) or interest on Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

          Notwithstanding the preceding paragraph, in the event of a declaration of acceleration in respect of the Securities because an Event of Default specified in Section 501(v) shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the Indebtedness that is the subject of such Event of Default has been discharged or the holders of such Indebtedness have rescinded their declaration of acceleration in respect of such Indebtedness, and written notice of such discharge or rescission, as the case may be, shall have been given to the Trustee by the Trust and countersigned by the holders of such Indebtedness or a trustee, fiduciary or agent for such holders, within 30 days after such declaration of acceleration in respect of the Securities, and no other Event of Default has occurred during such 30-day period which has not been cured or waived during such period.

          SECTION 503. COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.

          The Trust covenants that if

          (a) default is made in the payment of any installment of interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

          (b) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof, the Trust will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal thereof (and premium, if any, thereon) and interest thereon, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          If the Trust fails to pay such amounts forthwith upon such demand, the Trustee, in its own name, as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Trust or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Trust or any other obligor upon the Securities, wherever situated.

          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

          SECTION 504.  TRUSTEE MAY FILE PROOFS OF CLAIM.

          In case of the pendency of any insolvency, bankruptcy, receivership, liquidation, conservatorship, arrangement, adjustment, composition or other judicial proceeding relative to the Trust or any other obligor upon the Securities or the property of the Trust or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Trust for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

          (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, conservator, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 606.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 505. TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF DEBENTURES.

          All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

          SECTION 506.  APPLICATION OF MONEY COLLECTED.

          Any money collected by the Trustee pursuant to this Article Five shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST: to the payment of all amounts due to the Trustee under Section 606;

          SECOND: to the payment of the amounts then due and unpaid for principal of (and premium, if any, on) and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively; and

          THIRD: the balance, if any, to the Person or Persons entitled thereto.

          SECTION 507.  LIMITATION ON SUITS.

          No Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (2) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority or more in principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

          SECTION 508. UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST.

          Notwithstanding any other provision in this Indenture, but subject to the provisions of Section 515, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment, as provided herein and in such Security, of the principal of (and premium, if any, on) and interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption

Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

          SECTION 509.  RESTORATION OF RIGHTS AND REMEDIES.

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Trust, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

          SECTION 510.  RIGHTS AND REMEDIES CUMULATIVE.

          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 308, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          SECTION 511.  DELAY OR OMISSION NOT WAIVER.

          No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Five or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

          SECTION 512.  CONTROL BY HOLDERS.

          The Holders of not less than a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, PROVIDED that

          (1) such direction shall not be in conflict with any rule of law or with this Indenture,

          (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

          (3) the Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders not consenting.

          SECTION 513.  WAIVER OF PAST DEFAULTS.

          The Holders of not less than a majority in principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past Default hereunder and its consequences, except a Default

          (1) in respect of the payment of the principal of (or premium, if any, on) or interest on any Security, or

          (2) in respect of a covenant or provision hereof which under Article Nine may not be modified or amended without the consent of the Holder of each Outstanding Security affected.

          Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

          SECTION 514.  WAIVER OF STAY OR EXTENSION LAWS.

          The Trust covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Trust (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

          SECTION 515.  UNDERTAKING FOR COSTS.

          All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for any enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such litigant party; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders holding in the aggregate more than 25% in aggregate principal amount of the Outstanding Securities, or to any suit instituted by any Holder for enforcement of the payment of principal of (or premium, if any, on) or interest on any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).


                                   ARTICLE SIX

                                   THE TRUSTEE

          SECTION 601.  NOTICE OF DEFAULTS.

          Within 90 days after the occurrence of any Default hereunder, the Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; PROVIDED, HOWEVER, that, except in the case of a Default in the payment of the principal of (or premium, if any, on) or interest on any Security or in the payment of any sinking fund installment, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders; and PROVIDED FURTHER that in the case of any Default of the character specified in Section 501(4) no such notice to Holders shall be given until at least 30 days after the occurrence thereof.

          SECTION 602.  CERTAIN RIGHTS OF TRUSTEE.

          Subject to the provisions of TIA Sections 315(a) through 315(d), which are incorporated herein by reference:

          (1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (2) any request or direction of the Trust mentioned herein shall be sufficiently evidenced by a Trust Request or Trust Order and any resolution of the Board of Trustees may be sufficiently evidenced by a Board Resolution;

          (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

          (4) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;


          (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Trust, personally or by agent or attorney;

          (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

          (8) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

          (9) The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          SECTION 603. TRUSTEE NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES.

          The recitals contained herein and in the Securities, except for the Trustee's certificates of authentication, shall be taken as the statements of the Trust, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility and Qualification of Form T-1 supplied to the Trust are true and accurate, subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Trust of Securities or the proceeds thereof.

          SECTION 604.  MAY HOLD SECURITIES.

          The Trustee, any Paying Agent, any Security Registrar or any other agent of the Trust or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Trust with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

          SECTION 605.  MONEY HELD IN TRUST.

          Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Trust.

          SECTION 606.  COMPENSATION AND REIMBURSEMENT.

          The Trust agrees:

          (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Trust promptly of any action, suit or proceeding for which it may seek indemnity. The Trust shall defend such action, suit or proceeding and the Trustee may have separate counsel. If the Trust has failed to assume the defense and employ counsel, or if the named parties to any such action, suit or proceeding (including any impleaded parties) include both the Trustee and the Trust, and the Trustee shall have been advised by its counsel that representation of the Trustee and the Trust by the same counsel would be inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them, the Trust shall pay the reasonable fees and expenses of one separate counsel to the Trustee. The Trust need not pay for any settlement made without its consent which shall not be unreasonably withheld.

          The obligations of the Trust under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. As security for the performance of such obligations of the Trust, the Trustee shall have a claim prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any, on) or interest on particular Securities.

          SECTION 607.  CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

          There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

          SECTION 608.  RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 609.

          (b) The Trustee may resign at any time by giving written notice thereof to the Trust. If the instrument of acceptance by a successor Trustee required by Section 609 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (c) The Trustee may be removed at any time by Act of the Holders of not less than a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Trust.

          (d) If the Trustee has or shall acquire any conflicting interest within the meaning of Section 310(b) of the TIA, then

          (i) within 90 days after ascertaining that it has such conflicting interest, and if the Default to which such conflicting interest relates has not been cured or duly waived or otherwise eliminated before the end of such 90-day period, the Trustee shall either eliminate such conflicting interest or, except as otherwise provided in Section 310(b) of the TIA, resign, and the Trust shall take prompt steps to have a successor appointed in the manner provided in this Indenture, and

          (ii)   in the event that the Trustee shall fail to comply with clause
     (i) of this Subsection (d), the Trustee shall, within 10 days after the expiration of such 90-day period, transmit notice of such failure to the Holders in the manner provided in the TIA.

          (e)    If at any time:

          (1)    the Trustee shall fail to comply with the provisions of TIA
     Section 310(b) after written request therefor by the Trust or by any Holder who has been a bona fide Holder of a Security for at least six months, or

          (2) the Trustee shall cease to be eligible under Section 607 and shall fail to resign after written request therefor by the Trust or by any Holder who has been a bona fide Holder of a Security for at least six months, or

          (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Trust, by a Board Resolution, may remove the Trustee, or (ii) subject to Section 515, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          (f) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Trust, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Trust and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Trust. If no successor Trustee shall have been so appointed by the Trust or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (g) The Trust shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders of Securities in the manner provided for in Section 107. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

          SECTION 609.  ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

          Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Trust and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Trust or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

          No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

          SECTION 610. MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities; and in case at that time any of the Securities shall not have been authenticated, any successor Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; PROVIDED, HOWEVER, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.


                                  ARTICLE SEVEN

                 HOLDERS' LISTS AND REPORTS BY TRUSTEE AND TRUST

          SECTION 701.  DISCLOSURE OF NAMES AND ADDRESSES OF HOLDERS.

          Every Holder of Securities, by receiving and holding the same, agrees with the Trust and the Trustee that none of the Trust or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

          SECTION 702.  REPORTS BY TRUSTEE.

          Within 60 days after May 15 of each year commencing with the first
May 15 after the first issuance of Securities, the Trustee shall transmit to the Holders, in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such May 15 if required by TIA Section 313(a).

          The Trustee also shall transmit to the holders, in the manner and to the extent provided by TIA Section 313(c), within the times hereinafter specified, a brief report with respect to

          (a) the release, or release and substitution, of property subject to the Lien of this Indenture (and the consideration therefor, if any), unless the fair value of such property, as set forth in the certificate or opinion required by Section 1214(a)(i), is less than 10% of the principal amount of the Securities Outstanding at the time of such Release, or such release and substitution, such report to be so transmitted within 90 days after such time, and

          (b) the character and amount of any advances made by it as such since the date of the last report transmitted pursuant to the provisions of the first paragraph of this Section 702 (or, if no such report has yet been so transmitted, since the date of execution of this Indenture), for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Securities, on the trust estate or on property or funds held or collected by it as Trustee, and which it has not previously reported pursuant to this Subsection (b), if such advances remaining unpaid at any time aggregate more than 10% of the principal amount of the Securities Outstanding at such time, such report to be so transmitted within 90 days of such time.

          SECTION 703.  REPORTS BY THE TRUST.

          The Trust shall:

          (1) file with the Trustee, within 15 days after the Trust is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Trust may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Trust is not required to file information, documents or reports pursuant to either of such Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

          (2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Trust with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

          (3) transmit by mail to all Holders, in the manner and to the extent provided in TIA Section 313(c), within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Trust pursuant to paragraphs (1) and
     (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

                                  ARTICLE EIGHT

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

          SECTION 801.  TRUST MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

          The Trust shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

          (1) either (A) the Trust shall be the continuing corporation or (B) the Person (if other than the Trust) formed by such consolidation or into which the Trust is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of the Trust (the "Surviving Entity") (i) is a corporation organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and (ii) shall expressly and unconditionally assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the Trust's obligations on the Securities and under the Indenture and the Indenture shall remain in full force and effect;

          (2) immediately after giving effect to such transaction or series of transactions, no Default or Event of Default shall have occurred and be continuing;

          (3) immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Consolidated Net Worth of the Trust, or the Surviving Entity, as applicable, is not less than the Consolidated Net Worth of the Trust immediately before such transaction or series of transactions, less the aggregate amount of all reasonable transaction costs incurred in connection with such transaction or series of transactions; and

          (4) immediately after giving effect to such transaction or series of transactions, the Trust or the Surviving Entity, as applicable, shall have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition and the supplemental indenture in respect thereto comply with this Indenture and that all conditions precedent herein provided for relating to such transaction have been complied with.


          SECTION 802.  SUCCESSOR SUBSTITUTED.

          Upon any consolidation of the Trust with or merger of the Trust with or into any other Person or any sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of the Trust to any Person in accordance with Section 801, the successor Person formed by such consolidation or into which the Trust is merged or to which such sale, assignment, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Trust under this Indenture with the same effect as if such successor Person had been named as the Trust herein, and in the event of any such sale, assignment, conveyance, transfer, lease or other disposition, the Trust (which term shall for this purpose mean the Person named as the "Trust" in the first paragraph of this Indenture or any successor Person which shall theretofore become such in the manner described in Section 801), except in the case of a lease, shall be discharged of all obligations and covenants under this Indenture and the Securities and may be dissolved and liquidated.


                                  ARTICLE NINE

                             SUPPLEMENTAL INDENTURES

          SECTION 901.  SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS.

          Without the consent of any Holders, the Trust, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (1) to evidence the succession of another Person to the Trust and the assumption by any such successor of the covenants of the Trust contained herein and in the Securities in accordance with the provisions of Article Eight; or

          (2) to add to the covenants of the Trust for the benefit of the Holders or to surrender any right or power herein conferred upon the Trust; or

          (3)    to add any additional Events of Default; or

          (4) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee pursuant to the requirements of Section 609; or

          (5) to correct any typographical error, to cure any ambiguity, to correct or supplement any defective provision or other provision herein which may be inconsistent with any other provision herein or in the Securities, or to make any other provisions with respect to matters or questions arising under this Indenture or the Securities; PROVIDED that such action shall not adversely affect the interests of the Holders in any material respect; or

          (6) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA, or under any similar federal statute hereinafter enacted.

          SECTION 902.  SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS.

          With the consent of the Holders of greater than 50% in aggregate principal amount of the Outstanding Securities, by Act of said Holders delivered to the Trust and the Trustee, the Trust, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; PROVIDED, HOWEVER, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

          (1) change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof or change the coin or currency in which any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption
     Date); or

          (2) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture; or

          (3) modify any of the provisions of this Section or Sections 513, 1018, 1019 or 1214(a), (b) or (d), except to increase the percentage of Outstanding Securities required for such action or to provide that certain other provisions of this Indenture may not be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; or

          (4) except as otherwise permitted under the provisions of Article Eight, consent to the assignment or transfer by the Trust of any of its rights and obligations under this Indenture; or

          (5) make any change in any of the provisions of this Indenture relating to the Collateral that adversely affects the Holders; or

          (6) waive a default in payment with respect to any Security (other than a default in payment that is due solely because of acceleration of the final Stated Maturity of the Securities).

          It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

          SECTION 903.  EXECUTION OF SUPPLEMENTAL INDENTURES.

          In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

          SECTION 904.  EFFECT OF SUPPLEMENTAL INDENTURES.

          Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

          SECTION 905.  CONFORMITY WITH TRUST INDENTURE ACT.

          Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

          SECTION 906.  REFERENCE IN SECURITIES TO SUPPLEMENTAL INDENTURES.

          Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Trust shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Trust, to any such supplemental indenture may be prepared and executed by the Trust and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

          SECTION 907.  NOTICE OF SUPPLEMENTAL INDENTURES.

          Promptly after the execution by the Trust and the Trustee of any supplemental indenture pursuant to the provisions of Section 902, the Trust shall give notice thereof to the

Holders of each Outstanding Security affected, in the manner provided for in
Section 107, setting forth in general terms the substance of such supplemental indenture.

          SECTION 908.  PAYMENT FOR CONSENT.

          Neither the Trust, any Affiliate of the Trust nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid or agreed to be paid to all Holders which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or amendment.


                                   ARTICLE TEN

                                    COVENANTS

          SECTION 1001.  PAYMENT OF PRINCIPAL, PREMIUM, IF  ANY, INTEREST.

          The Trust covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of (and premium, if any, on) and interest on the Securities in accordance with the terms of the Securities and this Indenture.

          SECTION 1002.  MAINTENANCE OF OFFICE OR AGENCY.

          The Trust will maintain in The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trust in respect of the Securities and this Indenture may be served. The Corporate Trust Office of the Trustee shall be such office or agency of the Trust, unless the Trust shall designate and maintain some other office or agency for one or more of such purposes. The Trust will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Trust shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Trust hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

          The Trust may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Trust of its obligation to maintain an office or agency in The City of New York

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                                       69

for such purposes. The Trust will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

          SECTION 1003.  MONEY FOR SECURITY PAYMENTS TO BE HELD IN TRUST.

          If the Trust shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any, on) or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

          Whenever the Trust shall have one or more Paying Agents for the Securities, it will, on or before each due date of the principal of (and premium, if any, on), or interest on, any Securities, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Trust will promptly notify the Trustee of such action or any failure so to act.

          The Trust will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

          (1) hold all sums held by it for the payment of the principal of (and premium, if any, on) or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (2) give the Trustee notice of any default by the Trust (or any other obligor upon the Securities) in the making of any payment of principal (and premium, if any) or interest; and

          (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

          The Trust may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Trust Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Trust or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Trust or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

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                                       70

          Any money deposited with the Trustee or any Paying Agent, or then held by the Trust, in trust for the payment of the principal of (and premium, if any, on) or interest on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Trust on Trust Request, or (if then held by the Trust) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Trust for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Trust as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Trust cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Trust.

          SECTION 1004.  EXISTENCE.

          Subject to Article Eight, the Trust will do or cause to be done all things necessary to preserve and keep in full force and effect the existence, rights (charter and statutory) and franchises of the Trust and each Subsidiary; PROVIDED, HOWEVER, that the Trust shall not be required to preserve any such right or franchise if the Board of Trustees shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Trust and its Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders.

          SECTION 1005.  PAYMENT OF TAXES AND OTHER CLAIMS.

          The Trust will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Trust or any Subsidiary or upon the income, profits or property of the Trust or any Subsidiary and (b) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a lien upon the property of the Trust or any Subsidiary; PROVIDED, HOWEVER, that the Trust shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

          SECTION 1006.  MAINTENANCE OF PROPERTIES.

          The Trust will cause all properties owned by the Trust or any Subsidiary or used or held for use in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Trust may be necessary

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                                       71

so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, HOWEVER, that nothing in this Section shall prevent the Trust from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Trust, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

          SECTION 1007.  INSURANCE.

          The Trust will at all times keep all of its and its Subsidiaries properties which are of an insurable nature insured with insurers, believed by the Trust to be responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties.

          SECTION 1008.  STATEMENT BY OFFICERS AS TO DEFAULT.

          (a) The Trust will deliver to the Trustee, within 30 days after the end of each fiscal quarter, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Trust's compliance with all conditions and covenants under this Indenture. For purposes of this Section 1008(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

          (b) When any Default has occurred and is continuing under this Indenture, or if the trustee for or the holder of any other evidence of Indebtedness of the Trust or any Subsidiary gives any notice or takes any other action with respect to a claimed default by the Trust or any Subsidiary in the payment of an amount aggregating in excess of $1,000,000, the Trust shall deliver to the Trustee by registered or certified mail, by courier or by telegram, telex or facsimile transmission an officers' certificate specifying such event, notice or other action within five Business Days of its occurrence.

          SECTION 1009.  PROVISION OF FINANCIAL STATEMENTS.

          The Trust shall file on a timely basis with the Commission, to the extent such filings are accepted by the Commission, the annual, quarterly and other reports required by Section 13(a), 13(c) or 15(d) of the Exchange Act regardless of whether such Sections of the Exchange Act are applicable to the Trust. The Trust also will (a) file with the Trustee, and provide to each Holder of Securities upon request, copies of such reports and documents within 15 days after the date on which the Trust files such reports and documents with the Commission or the date on which the Trust would be required to file such reports and documents if the Trust were so required and (b) if filing such reports and documents with the Commission is not accepted by the Commission or is prohibited under the Exchange Act, to supply copies of such reports and documents to any prospective holder of Securities promptly upon request and at the Trust's cost.

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                                       72

          SECTION 1010.  LIMITATION ON INDEBTEDNESS.

          (a) The Trust will not create, incur, issue, assume, guarantee or otherwise in any other manner become directly or indirectly liable for the payment of any Indebtedness (including Acquired Indebtedness), other than Permitted Indebtedness, unless the Trust's Operating Cash Flow Coverage Ratio for the four full fiscal quarters immediately preceding the incurrence of such Indebtedness, taken as one period and after giving PRO FORMA effect to the incurrence of such Indebtedness (and all other Indebtedness incurred since the end of the most recently completed fiscal quarter of the Trust preceding the date of determination) and (if applicable) the application of the net proceeds therefrom (and from any such other Indebtedness), including to refinance other Indebtedness, as if such Indebtedness (and any such other Indebtedness) had been incurred on the first day of such four-quarter period, would have been greater than or equal to 2.0 to 1.0.

          If the Trust or any Subsidiary has acquired (whether by purchase, merger or otherwise) or disposed of (whether by sale, merger or otherwise) any company, entity or business since the first day of such four-quarter period preceding the date of determination, the foregoing calculation shall be made on a PRO FORMA basis as if such acquisition or disposition had been completed on the first day of such four-quarter period.

          (b) The Trust will not permit any of its Subsidiaries (other than the Bank and its Subsidiaries) to incur any Indebtedness (including any Acquired Indebtedness), other than Permitted Subsidiary Indebtedness.

          SECTION 1011.  LIMITATION ON RESTRICTED PAYMENTS.

          (a) The Trust will not, and will not permit any Subsidiary to, directly or indirectly:

          (i) declare or pay any dividend on, or make any distribution to holders of, the Trust's Capital Stock (other than dividends or distributions to the extent payable in Qualified Capital Stock of the Trust),

          (ii) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any Capital Stock of the Trust or any direct or indirect parent of the Trust or any options, warrants or other rights to acquire such Capital Stock,

          (iii) declare or pay any dividend on, or make any distribution to holders of, any Capital Stock of any Subsidiary (other than with respect to (A) any such Capital Stock held by the Trust or any of its Wholly Owned Subsidiaries or (B) any such Capital Stock of the Bank or any of its Subsidiaries) or purchase, redeem or otherwise acquire or retire for value, any Capital Stock of any Subsidiary (other than (A) any such Capital Stock held by the Trust or any of its Wholly Owned Subsidiaries or (B) any Capital Stock held by the Bank or its Subsidiaries of any of their Subsidiaries),

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                                       73

          (iv) make any principal payment on or repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, scheduled sinking fund payment or maturity, any Subordinated Indebtedness of the Trust,

          (v) incur, create or assume any guarantee of Indebtedness of any Affiliate of the Trust (other than with respect to (A) guarantees of Indebtedness of any Wholly Owned Subsidiaries by the Trust or by any Subsidiary of the Trust, (B) guarantees of Indebtedness of the Trust by any Subsidiary or (C) guarantees of Indebtedness of the Bank or its Subsidiaries by any Affiliate of the Trust), or

          (vi)   make any Investment in any Person

(each of the foregoing actions described in (but not excluded from) clauses (i) through (vi), other than any such action that is a Permitted Payment (as defined below), is referred to herein as a "Restricted Payment") UNLESS after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, as determined in good faith by the Board of Trustees of the Trust, whose determination shall be conclusive and evidenced by a Board Resolution), (1) no Default or Event of Default shall have occurred and be continuing and (2) the aggregate amount of all such Restricted Payments declared or made after the date of the Indenture shall not exceed the sum (without duplication) of:

          (A) 25% of the aggregate Consolidated Net Income (Loss) of the Trust accrued on a cumulative basis during the period beginning on April 1, 1994 and ending on the last day of the Trust's last fiscal quarter ending prior to the date of the Interest Payment Date immediately preceding the date of such proposed Restricted Payment (or, if such Consolidated Net Income (Loss) shall be a loss, minus 100% of such loss);

          (B) the aggregate net cash proceeds received after the date of this Indenture by the Trust from the issuance or sale (other than to any of its Subsidiaries) of shares of Capital Stock of the Trust (other than Redeemable Capital Stock) or warrants, options or rights to purchase such shares of Capital Stock of the Trust;

          (C) the aggregate net cash proceeds received after the date of this Indenture by the Trust as capital contributions;

          (D) the aggregate net cash proceeds received after the date of this Indenture by the Trust (other than from any of its Subsidiaries) upon the exercise of options, warrants or rights to purchase shares of Capital Stock of the Trust (other than Redeemable Capital Stock);

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                                       74

          (E) the aggregate net cash proceeds received after the date of this Indenture by the Trust from the issuance or sale (other than to any of its Subsidiaries) of debt securities that have been converted into or exchanged for Capital Stock of the Trust (other than Redeemable Capital Stock), together with the aggregate net cash proceeds received by the Trust at the time of such conversion or exchange; and

          (F)    $15,000,000;

PROVIDED that the provisions of paragraph (a) will not restrict the payment of any dividend within 60 days after the date of declaration thereof if at such date of declaration, such declaration and payment were permitted by the provisions of paragraph (a).

          (b) Notwithstanding paragraph (a) above, the Trust and its Subsidiaries may take the following actions (each a "Permitted Payment") so long as no Default or Event of Default shall have occurred and be continuing:

          (i) the purchase, redemption or other acquisition or retirement for value of any shares of Capital Stock of the Trust, in exchange for, or out of the net cash proceeds of, a substantially concurrent issuance and sale (other than to a Subsidiary) of shares of Capital Stock (other than Redeemable Capital Stock) of the Trust;

          (ii) the exchange by the Bank of the 13% Preferred Stock for new Indebtedness of the Bank which has no Stated Maturity of principal (or any required repurchase, redemption, defeasance or sinking fund payments) on or prior to the final Stated Maturity of principal of the Notes; PROVIDED that, after giving effect to such exchange, the Bank has (i) a leverage
     (core) capital ratio equal to or in excess of 5.5%, (ii) a tier 1 risk-based capital ratio equal to or in excess of 6.5% and (iii) a total risk-based capital ratio equal to or in excess of 11%, as such ratios are calculated in accordance with 12 C.F.R. Section 567 or any successor law or regulation;

          (iii)  the redemption by the Bank of any of the PIK Preferred Stock;

          (iv) the purchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness (other than Redeemable Capital Stock) in exchange for or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary) of shares of Capital Stock (other than Redeemable Capital Stock) of the Trust;

          (v) the repurchase of any Subordinated Indebtedness of the Trust at a purchase price not greater than 101% of the principal amount of such Subordinated Indebtedness in the event of a Change of Control pursuant to a provision similar to Section 1019, the "Change of Control Triggering Event" covenant; PROVIDED that prior to such repurchase the Trust has made the Change of Control Offer as provided in

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                                       75

     such covenant with respect to the Securities and has repurchased all Securities validly tendered for payment in connection with such Change of Control Offer;

          (vi) the repurchase, redemption or other acquisition or retirement for value of Subordinated Indebtedness (other than Redeemable Capital Stock), in exchange for, or out of the net cash proceeds, of a substantially concurrent issue and sale (other than to a Subsidiary of the Trust) of new Subordinated Indebtedness of the Trust (such transaction, a "refinancing"); PROVIDED that any such new Indebtedness of the Trust (a) shall be in a principal amount that does not exceed an amount equal to the sum of (i) 101% of an amount equal to the principal amount so refinanced less any discount from the face amount of the Indebtedness to be refinanced expected to be deducted from the amount payable to the holders of such Indebtedness in connection with such refinancing, (ii) the amount of any premium expected to be paid in connection with such refinancing pursuant to the terms of the Subordinated Indebtedness refinanced or the amount of any premium reasonably determined by the Trust as necessary to accomplish such refinancing by means of a tender offer, privately negotiated repurchase or otherwise and (iii) the amount of expenses of the Trust incurred in connection with such refinancing; PROVIDED FURTHER that for purposes of this clause (a), the principal amount of any Indebtedness shall be deemed to mean the principal amount thereof, or if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof such lesser amount as of the date of determination; (b) (x) if such refinanced Subordinated Indebtedness has an Average Life to Stated Maturity shorter than that of the Securities or a final Stated Maturity earlier than the final Stated Maturity of the Securities, such new Indebtedness shall have an Average Life to Stated Maturity no shorter than the Average Life to Stated Maturity of such refinanced Indebtedness and a final Stated Maturity no earlier than the final stated Maturity of such refinanced Indebtedness or (y) in all other cases, each Stated Maturity of principal (or any required repurchase, redemption or sinking fund payments) of such new Indebtedness shall be on or after the final Stated Maturity of principal of the Securities; and (c) is (x) made expressly subordinate to the Securities to substantially the same extent as the Subordinated Indebtedness being refinanced or (y) expressly subordinated to such refinanced Subordinated Indebtedness;

          (vii) guarantees of Indebtedness of Saul Holdings Partnership and its two subsidiary partnerships pursuant to the Reimbursement Agreement; and

          (viii) Permitted Investments.

The actions described in clauses (i), (iv) and (v) of this paragraph (b) shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph (b) but shall reduce the amount that would otherwise be available for Restricted Payments under clause (2) of paragraph (a) to the extent, in the case of clauses (i) and (iv), the Trust receives net cash proceeds, and the actions described in clauses (ii), (iii), (vi), (vii) and (viii) of this paragraph

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                                       76

(b) shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph and shall not reduce the amount that would otherwise be available for Restricted Payments under clause (2) of paragraph
(a).

          SECTION 1012.  LIMITATION ON TRANSACTIONS WITH AFFILIATES.

          (a) The Trust will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Trust (except that the Bank and any of its Subsidiaries may enter into any transaction or series of related transactions with any Subsidiary of the Bank or any Securitization Entity, and the Trust and any Wholly Owned Subsidiary of the Trust may enter into any transaction or series of related transactions with any Wholly Owned Subsidiary of the Trust without limitation under this covenant) UNLESS (i) such transaction or series of related transactions is in writing on terms that are no less favorable to the Trust or such Subsidiary, as the case may be, than would be available in a comparable transaction in an arm's-length dealing with a Person that is not such an Affiliate or, in the absence of such a comparable transaction, on terms that in good faith would be offered to a Person that is not an Affiliate, (ii) with respect to any transaction or series of related transactions involving aggregate payments in excess of $2,500,000, the Trust delivers an Officers' Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (i) above and such transaction or series of related transactions has been approved by a majority of the Disinterested Trustees of the Board of Trustees of the Trust and
(iii) with respect to any transaction or series of related transactions involving aggregate payments in excess of $10,000,000, or in the event no members of the Board of Trustees of the Trust are Disinterested Trustees with respect to any transaction or series of related transactions included in clause (ii), (x) in the case of a transaction involving real property, the aggregate rental or sale price of such real property shall be the fair market sale or rental value of such real property as determined in a written opinion by a nationally recognized expert with experience in appraising the terms and conditions of the type of transaction or series of transactions for which approval is required and (y) in all other cases, the Trust delivers to the Trustee a written opinion of a nationally recognized expert with experience in appraising the terms and conditions of the type of transaction or series of transactions for which approval is required to the effect that the transaction or series of transactions are fair to the Trust or such Subsidiary from a financial point of view.

          The limitation set forth in the above paragraph will not apply to
(i) transactions entered into pursuant to Management Agreements,
(ii) residential mortgage, credit card and other consumer loans to an Affiliate who is an officer, director or employee of the Trust or any of its Subsidiaries,
(iii) any transaction or series of related transactions in which the total amount involved does not exceed $100,000, (iv) transactions pursuant to the Tax Sharing Agreement, (v) payment of legal expenses incurred on behalf of the Trust or its Subsidiaries in an aggregate amount not to exceed $300,000 in any fiscal year, (vi) payment of construction and development fees incurred on behalf of the Trust or its Subsidiaries in an

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                                       77

aggregate amount not to exceed $500,000 in any fiscal year, (vii) payment of financing fees of up to 1% of the aggregate principal amount of Retail Notes issued and sold after the date of this Indenture, (viii) transactions permitted under Section 1011, the "Limitation on Restricted Payments" covenant, and
(ix) payment of up to $3,500,000 of Advisory Fees in any fiscal year, after adjustment for annual increases in the consumer price index, as reported by the United States Department of Labor, Bureau of Labor Statistics; PROVIDED, HOWEVER, that Advisory Fees may only be paid so long as (i) the Trust does not hire employees and (ii) no Default or Event of Default shall have occurred and be continuing.

          (b) If (i) the Trust shall fail to have delivered to the Trustee within 60 days after the end of each of the Bank's fiscal quarters, (x) a written certification executed by the chief financial officer and any vice chairman or any other senior vice president of the Bank stating that the Bank, as of the end of its most recent fiscal quarter, was in substantial compliance with any memorandum of understanding, written agreement, prompt corrective action directive, capital directive or cease and desist order applicable to the Bank which memorandum, agreement, directive or order relates to matters involving asset quality, capital, reserves, earnings, liquidity, management or growth and is entered into with or issued by any Federal bank regulatory authority (and identifying each such memorandum, agreement, directive and order), which certification shall be supported in each instance by a copy of excerpts of the minutes of a meeting of the Audit Committee of the Board of Directors of the Bank (together with the report to the Board of Directors reviewed by the Audit Committee) addressing the compliance by the Bank with each such memorandum, agreement, directive or order (whether or not then required pursuant to such memorandum, agreement, directive or order) or (y) a written certification (which may be combined with the certification described in clause
(x) above) executed by the chief financial officer and any vice chairman or any other senior vice president of the Bank stating that the Bank, as of the end of its most recent fiscal quarter, had a composite rating under the Community Reinvestment Act and its implementing regulations or any successor law or regulation as "satisfactory" or better (or any other equivalent rating), or if not rated as "satisfactory" or better, that any failure to be so rated would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Bank or (ii) the Bank shall fail to comply with any of its Regulatory Capital Requirements, then, in any such case, (A) the Trust shall not and shall not permit any Subsidiary (other than the Bank or its Subsidiaries) to, directly or indirectly, make any payments pursuant to clause (a)(v), (vi) or (vii) above, any Restricted Payments otherwise permitted by clause (a)(2) of Section 1011, the "Limitation on Restricted Payments" covenant, any Permitted Payments, other than actions permitted by clauses (iii), (vi), (vii) and (viii) of paragraph (b) of Section 1011, the "Limitation on Restricted Payments" covenant, or any Investments in any Person (other than Permitted Investments permitted by clause (i), (ii),
(iii), (vi) or (vii) of the definition thereof) or otherwise engage in any activity (including purchases, acquisition by lease and other acquisitions of additional real property and buildings) other than operating its then existing businesses in the ordinary course and (B) the amount of Advisory Fees permitted to be paid by the Trust shall be reduced to $2,500,000 in any fiscal year until, in each case, the Trust shall have delivered each of such written certifications and excerpts of

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                                       78

Audit Committee minutes (together with such report reviewed by the Audit Committee) and the Bank shall have complied with all of its Regulatory Capital Requirements.

          (c) The Trust will not, and will not permit any of its Subsidiaries, to amend, modify or in any way alter the terms of the Management Agreements or the Advisory Agreement in a manner adverse to the interests of the Holders of the Notes, except as otherwise permitted by the Indenture or to change the properties subject to the Management Agreements.

          SECTION 1013.  LIMITATION ON ASSET SALES.

          The Trust will not, and will not permit any of its Subsidiaries (other than the Bank and its Subsidiaries) to, engage in any Asset Sale unless (i) such Asset Sale is for not less than the fair market value of the shares of Capital Stock or assets sold and (ii) the consideration received by the Trust or the relevant Subsidiary in respect of such Asset Sale consists of 100% cash, Cash Equivalents or securities that can be immediately converted into Margin Securities. The term fair market value means, with respect to property received in connection with an Asset Sale, (i) for cash, the amount thereof (ii) for U.S. Government Securities, Indebtedness directly and fully guaranteed by the United States of America or any instrumentality thereof, certificates of deposit, commercial bank deposits (including time deposits and deposits in money market accounts) and commercial paper, the face amount thereof, (iii) for Partnership Units and securities that can be immediately converted into Margin Securities, the market value of the Margin Securities into which such Partnership Units and securities may be converted, and (iv) for Margin Securities, the market value thereof.

          SECTION 1014.  RESTRICTION ON TRANSFER OF ASSETS TO SUBSIDIARIES.

          The Trust will not sell, convey, transfer or otherwise dispose of its assets or property to any of its Subsidiaries except for (i) sales, conveyances, transfers or other dispositions of assets or property in an amount permitted by
Section 1011, the "Limitation on Restricted Payments" covenant, and (ii) sales, conveyances, transfers or other distributions of Real Estate Property to Single Asset Subsidiaries.

          SECTION 1015.  LIMITATION ON SUBSIDIARIES.

          The Trust will not (i) permit any of its Single Asset Subsidiaries to acquire additional Real Estate Property or make Investments in any other Person other than the Trust or (ii) create any new Subsidiaries other than Single Asset Subsidiaries.

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                                       79

          SECTION 1016. LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

          The Trust will not, and will not permit any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary that receives Real Estate Property from the Trust after the date of this Indenture to (i) pay dividends or make any other distributions on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits, (ii) pay any Indebtedness owed to the Trust or any other Subsidiary, (iii) make loans or advances to the Trust or any other Subsidiary, (iv) transfer any of its properties or assets to the Trust or any Subsidiary or (v) guarantee any Indebtedness of the Trust or any Subsidiary, except for such encumbrances or restrictions existing under or by reason of (1) applicable law, (2) customary non-assignment provisions of any lease governing a leasehold interest or equipment of the Trust or any Subsidiary, (3) customary due on sale and other restrictions on transfer contained in mortgages and deeds of trust and (4) this Indenture.

          SECTION 1017.  LIMITATION ON ISSUANCES AND SALES OF SUBSIDIARY STOCK.

          The Trust (i) will not permit any Subsidiary (other than the Bank and its Subsidiaries) to issue any Capital Stock (other than to the Trust or a Wholly Owned Subsidiary) and (ii) will not permit any Person (other than the Trust, a Wholly Owned Subsidiary or the Bank and its Subsidiaries) to own any Capital Stock of any of its Subsidiaries; PROVIDED, HOWEVER, that this covenant shall not prohibit (1) the issuance and sale of all, but not less than all, of the issued and outstanding Capital Stock of any Wholly Owned Subsidiary owned by the Trust or any of its Subsidiaries in compliance with the other provisions of this Indenture, (2) the ownership by directors of director's qualifying shares or the ownership by foreign nationals of Capital Stock of any Subsidiary, to the extent mandated by applicable law or (3) the ownership by any Person of any Capital Stock of any Subsidiary of the Trust that is not a Wholly Owned Subsidiary on the date of this Indenture.

          SECTION 1018.  REQUIRED STOCK OWNERSHIP.

          The Trust will at all times be the legal and beneficial owner of the Pledged Bank Stock and will not sell, transfer or otherwise dispose of any Capital Stock of the Bank regardless of when acquired. The Trust will at all times be the legal and beneficial owner in the aggregate of at least 66-2/3% of the issued and outstanding Voting Stock of the Bank and at least 66-2/3% of the issued and outstanding Bank Common Stock.

          SECTION 1019.  CHANGE OF CONTROL TRIGGERING EVENT.

          (a) Upon the occurrence of a Change of Control Triggering Event, the Trust shall make an offer to purchase the Securities (a "Change of Control Offer"), and shall purchase, on a Business Day (the "Change of Control Purchase Date") not more than 60 nor less than 45 days from the date the Change of Control Notice referred to below is given to

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                                       80

Holders, all of the then outstanding Securities validly tendered pursuant to such Change of Control Offer at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Purchase Date in accordance with the procedures set forth in paragraphs (b) and (c) of this Section. The Change of Control Offer shall remain open until the close of business on the Change of Control Purchase Date or such later date as may be necessary for the Trust to comply with requirements under the Exchange Act.

          (b) Within 30 days following any Change in Control Triggering Event, the Trust shall give to each Holder of the Securities in the manner provided in Section 107 a notice stating:

          (1) that a Change in Control Triggering Event has occurred and that such Holder has the right to require the Trust to repurchase such Holder's Securities at the Change of Control Purchase Price;

          (2) the circumstances and relevant facts regarding such Change in Control Triggering Event (including but not limited to information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change in Control);

          (3) the Change of Control Purchase Date, which shall be no earlier than 45 days nor later than 60 days from the date such notice is mailed; and

          (4) the instructions a Holder must follow in order to have its Securities repurchased in accordance with paragraph (c) of this Section.

          (c) Holders electing to have Securities purchased will be required to surrender such Securities to the Trust at the address specified in the notice at least five Business Days prior to the Change of Control Purchase Date. Holders will be entitled to withdraw their election if the Trust receives, not later than three Business Days prior the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities delivered for purchase by the Holder as to which his election is to be withdrawn and a statement that such Holder is withdrawing his election to have such Securities purchased. Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

          (d) The Trust will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent
Rule 14e-1 and/or such laws and regulations are applicable, in the event that a Change of Control Triggering Event occurs and the Trust is required to offer to purchase Securities as described above.

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                                       81

          SECTION 1020.  OBTAINING A RATING ON THE NOTES.

          The Trust will use its best efforts to obtain a rating on the Securities by S&P and Moody's on or before December 31, 1994.

          SECTION 1021.  AMENDMENTS, ETC.

          The Trust will not amend, modify, or change in any manner or permit any of its Subsidiaries to amend, modify or change in any manner, any term or condition of its or any of its Subsidiaries' certificates of incorporation, charters, bylaws or other similar documents or instruments, except amendments, modifications or changes that (i) would not have an adverse effect on the rights and remedies of the Trustee or the Holders of the Securities, (ii) are required by this Indenture or (iii) are required by law.

          SECTION 1022.  WAIVER OF CERTAIN COVENANTS.

          The Trust may omit in any particular instance to comply with any term, provision or condition set forth in Sections 1007 through 1017, inclusive, or Sections 1020 or 1021, if before or after the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities, by Act of such Holders, waive such compliance in such instance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Trust and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.


                                 ARTICLE ELEVEN

                            REDEMPTION OF SECURITIES

          SECTION 1101.  RIGHT OF REDEMPTION.

          The Securities may be redeemed at the election of the Trust, as a whole or from time to time in part, at any time on or after April 1, 1998, subject to the conditions and at the Redemption Prices specified in the form of Security, together with accrued interest to the Redemption Date.

          SECTION 1102.  APPLICABILITY OF ARTICLE.

          Redemption of Securities at the election of the Trust or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

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                                       82

          SECTION 1103.  ELECTION TO REDEEM; NOTICE TO TRUSTEE.

          The election of the Trust to redeem any Securities pursuant to Section 1101 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Trust, the Trust shall, at least 60 days prior to the Redemption Date fixed by the Trust (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to Section 1104.

          SECTION 1104.  SELECTION BY TRUSTEE OF SECURITIES TO BE REDEEMED.

          If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of Securities; PROVIDED, HOWEVER, that no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than $1,000.

          The Trustee shall promptly notify the Trust in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

          SECTION 1105.  NOTICE OF REDEMPTION.

          Notice of redemption shall be given in the manner provided for in
Section 107 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed.

          All notices of redemption shall state:

          (1)    the Redemption Date,

          (2)    the Redemption Price,

          (3) if less than all Outstanding Securities are to be redeemed, the identification (and, in the case of a partial redemption, the principal amounts) of the particular Securities to be redeemed,

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                                       83

          (4) that on the Redemption Date the Redemption Price (together with accrued interest, if any, to the Redemption Date payable as provided in
     Section 1107) will become due and payable upon each such Security, or the portion thereof, to be redeemed, and that interest thereon will cease to accrue on and after said date, and

          (5) the place or places where such Securities are to be surrendered for payment of the Redemption Price.

          Notice of redemption of Securities to be redeemed at the election of the Trust shall be given by the Trust or, at the Trust's request, by the Trustee in the name and at the expense of the Trust.

          SECTION 1106.  DEPOSIT OF REDEMPTION PRICE.

          Prior to any Redemption Date, the Trust shall deposit with the Trustee or with a Paying Agent (or, if the Trust is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

          SECTION 1107.  SECURITIES PAYABLE ON REDEMPTION DATE.

          Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Trust shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Trust at the Redemption Price, together with accrued interest, if any, to the Redemption Date; PROVIDED, HOWEVER, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 309.

          If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Securities.

          SECTION 1108.  SECURITIES REDEEMED IN PART.

          Any Security which is to be redeemed only in part shall be surrendered at the office or agency of the Trust maintained for such purpose pursuant to
Section 1002 (with, if the Trust or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Trust and the Trustee duly executed by, the Holder thereof or

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                                       84

such Holder's attorney duly authorized in writing), and the Trust shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.


                                 ARTICLE TWELVE

                        SECURITY AND PLEDGE OF COLLATERAL

          SECTION 1201.  GRANT OF SECURITY INTEREST.

          The Trust grants to the Trustee, for the benefit of the Trustee and the Holders, a security interest in all its right, title and interest in and to the following (the "Collateral"):

          (a) the shares of Bank Stock from time to time deposited with the Trustee pursuant to this Article Twelve (the "Pledged Bank Stock"), together with the certificates representing the Pledged Bank Stock, and, subject to Section 1207(a), all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Bank Stock;

          (b) cash, U.S. Government Securities and Margin Securities deposited with the Trustee from time to time pursuant to Section 1203, Certificates of Deposit (whether or not they are deemed to be instruments) in which such Collateral (or proceeds thereof) may be invested from time to time, all other investments from time to time pursuant to Section 1203(e), all notes, checks and other instruments and all Certificates of Deposit (whether or not they are deemed to be instruments) from time to time issued or held in the name of, delivered to or otherwise possessed by the Trustee (directly or through the Custodian) in substitution for or in addition to or upon payment or collection of any or all of the foregoing and, subject to Section 1207(a), all interest, dividends, cash, instruments and other property and proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any of the foregoing; and

          (c) all proceeds of any and all of the foregoing (including without limitation proceeds constituting property of the types described above).

          SECTION 1202.  SECURED OBLIGATIONS.

          This Indenture secures the payment of all obligations of the Trust now or hereafter existing under this Indenture and the Securities, whether for principal, interest, fees, expenses or otherwise (collectively, the "Secured Obligations"). Without limiting the generality of the foregoing, this Indenture secures the payment of all amounts that constitute part of the Secured Obligations and would be owed by the Trust but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Trust.

          SECTION 1203.  DELIVERY, INVESTMENT AND RELEASE OF COLLATERAL.

          (a)    On the date hereof, the Trust will deliver to the Trustee

          (i) certificates evidencing all Bank Stock owned legally or beneficially by the Trust on such date, in form suitable for transfer by delivery or accompanied by duly executed instruments of assignment in blank, all in form and substance satisfactory to the Trustee, and

          (ii) cash or U.S. Government Securities, or both, the aggregate Collateral Value of which as of such date is at least equal to the Liquidity Maintenance Amount as of such date.

Collateral delivered to the Trustee pursuant to clause (i) above and any related instruments of assignment shall be immediately delivered to the Custodian and shall be accounted for by the Trustee in Bank Collateral Sub-Account B, and Collateral delivered to the Trustee pursuant to clause (ii) above shall be accounted for by the Trustee in Liquidity Maintenance Sub-Account A, all as provided in Section 1204.

          (b) Not later than 15 Business Days after each March 31, June 30, September 30 and December 31, commencing March 31, 1994, the Trust shall deliver to the Trustee an Officers' Certificate certifying

          (i) (A) as to whether the aggregate Collateral Value, as of the March 31, June 30, September 30 or December 31, as the case may be, immediately preceding the date of such Officers' Certificate, of all Collateral then held by the Trustee in the Liquidity Maintenance Account at least equaled the Liquidity Maintenance Amount as of such March 31, June 30, September 30 or December 31,

                 (B) if it did not, the amount (the "Collateral Deficit Amount") by which the amount calculated pursuant to clause (A) above exceeded the Liquidity Maintenance Amount, and

                 (C) if it did, the amount (the "Collateral Surplus Amount"), if any, by which the amount calculated pursuant to clause (A) above exceeded the Liquidity Maintenance Amount, and

          (ii) (A) as to whether the aggregate Collateral Value, as of the March 31, June 30, September 30 or December 31, as the case may be, immediately preceding the date of such Officers' Certificate, of all cash, Certificates of Deposit and U.S. Government Securities then held by the Trustee in the Liquidity Maintenance Account at least equaled 50% of the Liquidity Maintenance Amount as of such March 31, June 30, September 30 or December 31, and

                 (B) if it did not, the amount (the "Cash Collateral Deficit Amount") by which such 50% of the Liquidity Maintenance Amount exceeded the aggregate Collateral Value of such cash, Certificates of Deposit and U.S. Government Securities,

together with calculations in reasonable detail showing the basis for such certification.

          If such Officers' Certificate shall certify that a Collateral Deficit Amount exists, within five Business Days after delivering such Officers' Certificate the Trust will deliver to the Trustee, to be held in accordance with the applicable provisions of Section 1204 and accounted for by the Trustee in the Liquidity Maintenance Account, cash, U.S. Government Securities and/or Margin Securities the aggregate Collateral Value of which as of such date is at least equal to the Collateral Deficit Amount.

          If such Officers' Certificate shall certify that a Cash Collateral Deficit Amount exists, within five Business Days after delivering such Officers' Certificate the Trust will deliver to the Trustee, to be held in accordance with the applicable provisions of Section 1204 and accounted for by the Trustee in the Liquidity Maintenance Account, cash and/or U.S. Government Securities the aggregate Collateral Value of which as of such date is at least equal to the Cash Collateral Deficit Amount.

          If such Officers' Certificate shall certify that a Collateral Surplus Amount exists, the Trust may, within five Business Days after the delivery of such Officers' Certificate, direct the Trustee to release from the Liquidity Maintenance Account Collateral the Collateral Value of which is no greater than to the Collateral Surplus Amount. Such direction shall specify the Collateral to be released. Promptly upon its receipt of such direction, the Officers' Certificate required by Section 1203(f) and any documents required by Sections 103 and 1213, and, if no Default or Event of Default shall have occurred and be continuing, the Trustee shall deliver to the Trust the Collateral specified by the Trust.

          (c)    The Trust may, on any date, deliver to the Trustee

          (i) as additional Collateral to be accounted for in the Liquidity Maintenance Account cash, U.S. Government Securities and/or, after the consummation of the Exchange Offer, Margin Securities,

          (ii) as additional Collateral to be accounted for in the Bank Collateral Account cash, U.S. Government Securities and additional shares of Bank Stock.

          At the time of any deposit of Bank Stock, the Trust shall deliver to the Trustee the same certificates and documents with respect thereto as are referred to in Section 1203(a)(i) with respect to Bank Stock delivered to the Trustee on the date hereof.

          (d) The Trust may from time to time direct the Trustee to exchange some of the Pledged Bank Stock for other Collateral to be provided by the Trust on the basis specified in this Section 1203(c) and to release the Pledged Bank Stock so exchanged from the Lien of this Indenture. Such direction shall specify the number of shares of Pledged Bank Stock to be exchanged and upon such exchange to be released from the Lien of this Indenture. On the date on which it shall deliver such direction to the Trustee, the Trust will deliver to the Trustee, to be held in accordance with the applicable provisions of Section 1204, cash and/or U.S. Government Securities the aggregate Collateral Value of which as of such date is at least equal to $25,000 for each share of Pledged Bank Stock (adjusted to reflect any splits or combinations of Bank Stock after the date hereof) that the Trust has directed the Trustee to exchange for other Collateral.

          Promptly following its receipt of such direction, such substitute Collateral, the Officers' Certificate required by Section 1203(f), the Opinion of Counsel required by Section 1203(g) and any documents required by Sections 103 and 1213, and, if no Default or Event of Default shall have occurred and be continuing, the Trustee will (if necessary, after receiving from the Bank separate certificates evidencing the Bank Stock to be delivered to the Trust and the Bank Stock that will continue to be Pledged Bank Stock in exchange for the certificates evidencing the Pledged Bank Stock) deliver to the Trust certificates evidencing the number of shares of Pledged Bank Stock that the Trust shall have directed the Trustee to release from the Lien of this Indenture. Any shares so released shall no longer be included in the Pledged Bank Stock.

          Collateral delivered to the Trustee under this Subsection (d) shall be held by it in the Bank Collateral Account and shall not be released from the Lien of this Indenture except pursuant to Section 1207(a) or 1212.

          (e) The Trust may, from time to time, so long as no Default or Event of Default shall have occurred and be continuing, direct the Trustee

          (i) to sell Certificates of Deposit and U.S. Government Securities in, and account for the proceeds of such sale in, the Bank Collateral Account,

          (ii) to sell Certificates of Deposit, U.S. Government Securities and Margin Securities in, and account for the proceeds of such sale in, the Liquidity Maintenance Account,

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                                       88

          (iii) to invest cash in the Bank Collateral Account in Certificates of Deposit and/or U.S. Government Securities and to account for such investments in such account, and

          (iv) to invest cash in the Liquidity Maintenance Account in Certificates of Deposit, U.S. Government Securities and/or, after the consummation of the Exchange Offer, Margin Securities and to account for such investments in such account;

PROVIDED that the Trust shall not direct the Trustee to invest any Collateral held in Bank Collateral Sub-Account A or Liquidity Maintenance Sub-Account A in U.S. Government Securities or Margin Securities.

          Any brokerage costs and other fees or expenses related to such sale or investment and amounts relating to accrued or accreted interest required to be paid to purchase any investment shall be paid by the Trust at the time of its direction to the Trustee pursuant to this Subsection (e) and not from the Collateral. If

          (x) the principal amount paid to the Trustee on the maturity of any Certificate of Deposit or U.S. Government Security in the Bank Collateral Account shall be less than the purchase price therefor paid by the Trustee and attributable to principal, or

          (y) the price paid to the Trustee on the sale of any Certificate of Deposit or U.S. Government Security in the Bank Collateral Account attributable to the principal amount thereof shall be less than the purchase price therefor paid by the Trustee and attributable to principal,

 (such difference being a "Sale Deficit Amount"), the Trustee will so notify the Trust and the Trust, within five days after its receipt from the Trustee of such notice, will deliver to the Trustee, to be held in accordance with the applicable provisions of Section 1204 and accounted for in the Bank Collateral Account, cash or U.S. Government Securities, or both, the aggregate Collateral Value of which is at least equal to such Sale Deficit Amount. Any direction by the Trust to the Trustee pursuant to this Subsection (e) shall specify the investments to be made or sold by the Trustee and the account and sub-account from which such investments are to be made or sold.

          Any investments and any proceeds of any sale of Collateral pursuant to this Subsection (e) shall be recorded or held in the same account and sub-account as the Collateral that was used to purchase such investment or that was sold.

          Promptly after receiving such direction, the brokerage fees and other amounts referred to in the preceding paragraph and, if such sale or investment involves Collateral in the Liquidity Maintenance Account, the Officers' Certificate required by Section 1203(f), the Trustee will make the sales or investments as directed by the Trust. During any time when a Default or an Event of Default has occurred and is continuing, the Trustee may, but shall be

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                                       89

under no obligation to, sell Margin Securities and invest cash held by it as Collateral in Certificates of Deposit and/or U.S. Government Securities selected by it. Any losses on investments of Collateral, or on Collateral delivered to the Trustee, shall be for the account of the Trust.

          (f) On each date (other than the date hereof) on which the Trust shall deliver Collateral to the Trustee, and as a condition to the release, exchange, sale or investment of any Collateral, the Trust will deliver to the Trustee an Officers' Certificate, dated the date of such delivery or of any direction to effect any such release, exchange, sale or investment (as applicable), certifying, as of the date of such Officers' Certificate, to the effect required by Section 103 and further certifying as follows:

          (i) that no Default or Event of Default has occurred and is continuing or would occur after giving effect to any delivery, exchange, sale, investment or release of Collateral to occur as of such date;

          (ii) if such Officers' Certificate is being delivered in connection with the delivery of any Collateral,

                 (A) to the effect set forth in Sections 1205(a), (b) and (c) and, if the Collateral being delivered includes Bank Stock, the first sentence of Section 1205(d),

                 (B) (1) if such Collateral consists of cash, that it has traced the source of such cash (describing in reasonable detail such source) and whether or not such cash constitutes direct or indirect proceeds of the issue and sale of the Securities, and

                      (2) if such Collateral consists of Bank Stock, U.S. Government Securities or Margin Securities, that it has traced the source of funds used for the purchase of such Collateral (and describing in reasonable detail the source of such funds) and that such funds do not constitute the direct or indirect proceeds of the issue and sale of the Securities;

          (iii) if such Officers' Certificate is being delivered in connection with the delivery of any Collateral to remedy a Collateral Deficit Amount, that

                 (A) the aggregate Collateral Value, as of the date of such Officers' Certificate, of the Collateral being delivered is at least equal to the Collateral Deficit Amount then being remedied, and

                 (B) as of the date of such Officers' Certificate and after giving effect to such delivery, the aggregate Collateral Value of all cash, Certificates of Deposit and U.S. Government Securities then in the Liquidity Maintenance Account will be at least equal to 50% of the Liquidity Maintenance Amount;

          (iv) if such Officers' Certificate is being delivered in connection with the delivery of any Collateral to remedy a Cash Collateral Deficit Amount, that the aggregate Collateral Value, as of the date of such Officers' Certificate, of the cash and U.S. Government Securities being delivered is at least equal to the Cash Collateral Deficit Amount then being remedied;

          (v) if such Officers' Certificate is being delivered in connection with the delivery of any Collateral to remedy a Sale Deficit Amount, that the aggregate Collateral Value, as of the date of such Officers' Certificate, of the cash and U.S. Government Securities being delivered is at least equal to the Sale Deficit Amount then being remedied;

          (vi) if such Officers' Certificate is being delivered in connection with the release of any Collateral to eliminate a Collateral Amount Surplus, that

                 (A) the Collateral to be released has an aggregate Collateral Value not in excess of the Collateral Amount Surplus, and

                 (B) as of the date of such Officers' Certificate and after giving effect to such release, the aggregate Collateral Value of all cash, Certificates of Deposit and U.S. Government Securities in the Liquidity Maintenance Account will be at least equal to 50% of the Liquidity Maintenance Amount;

          (vii) if such Officers' Certificate is being delivered in connection with a direction that the Trustee sell or invest Collateral in the Liquidity Maintenance Account, after giving effect to any such sale or investment,

                 (A) the aggregate Collateral Value, as of the date of such Officers' Certificate, of all Collateral in the Liquidity Maintenance Account will be at least equal to the Liquidity Maintenance Amount as of such date, and

                 (B) as of the date of such Officers' Certificate, the aggregate Collateral Value of all cash, Certificates of Deposit and U.S. Government Securities in the Liquidity Maintenance Account will be at least equal 50% of the Liquidity Maintenance Amount; and

          (viii) if such Officers' Certificate is being delivered in connection with a direction that the Trustee exchange Pledged Bank Stock for other Collateral, as to the aggregate number of shares of Voting Stock of the Bank and Bank Common Stock outstanding as of the date of such Officers' Certificate and that, immediately following the release of such Pledged Bank Stock, the Pledged Bank Stock will

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                                       91

     constitute at least 66 2/3% of such aggregate number of shares of each class and series of Voting Stock of the Bank and at least 66 2/3% of such aggregate number of shares of Bank Common Stock.

          (g) On each date on which the Trust shall deliver Collateral to the Trustee pursuant to this Section 1203, the Trust will deliver to the Trustee an Opinion of Counsel with respect to such Collateral, substantially to the effect set forth in Section 1213(c).

          (h) Any Collateral released by the Trustee pursuant to this Section 1203 shall be assigned, transferred and delivered to the Trust at the Trust's expense, together with any necessary assignment or endorsement, against receipt but without any recourse, warranty or representation whatsoever. The Trustee shall, in connection with any such release, at the request and expense of the Trust, execute and deliver to the Trust an instrument or instruments acknowledging the release of such Collateral from the Lien of this Indenture.

          (i) In connection with any delivery of Collateral to the Trustee pursuant to this Section 1203, the Trust will advise the Trustee of the account and sub-account, as provided in Section 1204(g) in which such Collateral shall be recorded and the Trustee shall record such Collateral in the account and sub-account specified by the Trust. The Trust shall not direct the Trustee to record in Bank Collateral Sub-Account B or Liquidity Maintenance Sub-Account B any cash that constitutes direct or indirect proceeds of the issue and sale of the Securities or any U.S. Government Securities or Margin Securities that were purchased with funds that constitute such direct or indirect proceeds.

          SECTION 1204.  DELIVERY AND HOLDING OF COLLATERAL.

          (a) The Trustee will take and thereafter continuously retain (or cause the Custodian to take and thereafter continuously retain) possession in the State of New York of all certificates evidencing Pledged Bank Stock, and any related instruments of assignment, delivered to the Trustee by the Trust pursuant to Section 1203.

          (b) With respect to all Collateral constituting instruments or certificated securities (as defined in Section 8-102(1)(a) of the Uniform Commercial Code), other than Pledged Bank Stock, the Trustee will do one of the following:

          (i) take and thereafter continuously retain (or cause the Custodian to take and thereafter continuously retain) possession in the State of New York of the certificates evidencing such securities or of such instruments and any related instruments of assignment; or

          (ii) if such certificated securities are in the custody of a clearing corporation (as defined in Section 8-102(3) of the Uniform Commercial Code) or of a custodian (as defined in Section 8-102(4) of the Uniform Commercial Code) or a nominee of either of them, are subject to the control of the clearing corporation or

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                                       92

     custodian, and are in bearer form, or indorsed in blank by an appropriate person, or registered in the name of such clearing corporation, custodian or nominee,

                 (A) cause an appropriate entry to a custodial or similar account of the Trustee or the Custodian to be made on the books of such clearing corporation, and

                 (B) cause the Custodian to send to the Trustee confirmation of the Trustee's interest in such certificated securities and, by book entry or otherwise, to identify the interest of the Trustee in and to such certificated securities; or

          (iii) cause a financial intermediary (as defined in Section 8-313(4) of the Uniform Commercial Code) in the State of New York (including without limitation the Custodian) to acquire possession of such certificated securities specially indorsed to or issued in the name of the Trustee.

          (c) With respect to investments of the Collateral in U.S. Government Securities, the Trustee will do one of the following:

          (i) if the Custodian has an account with the Federal Reserve Bank of New York (the "FRBNY"),

                 (A) cause such U.S. Government Securities to be credited to such account, and

                 (B) cause the Custodian to send the Trustee confirmation of its interest in such U.S. Government Securities and, by book entry or otherwise, to identify the interest of the Trustee therein and thereto, or

          (ii)   if the Custodian does not have an account with the FRBNY,

                 (A) cause such U.S. Government Securities to be credited to the account of a financial intermediary at the FRBNY, and

                 (B) cause such financial intermediary to send the Trustee confirmation of the Trustee's interest in such U.S. Government Securities and, by book entry or otherwise, to identify the interest of the Trustee therein and thereto.

The Trustee shall ensure that the Person in whose account with the FRBNY any Collateral consisting of U.S. Government Securities is held is located in and maintains its records relating to such securities in the State of New York.

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                                       93

          (d) With respect to all Collateral constituting cash, until such cash is invested in other Collateral as provided in Section 1203, the Trustee shall keep such cash on deposit, segregated in separate accounts and sub-accounts as provided in Section 1204(g) below with the Custodian or another financial institution (as agreed to by the Trustee and the Trust or, absent agreement, selected by the Trustee in its discretion) that is located in the State of New York, that is a member of the Federal Reserve System, that has a combined capital and surplus and individual profits of not less than $500,000,000 and that issues (or whose parent issues) commercial paper or certificates of deposit rated at least A-1 by S&P or at least P-1 by Moody's. Cash may be deposited in any type of deposit account offered by any such financial institution, including time deposits and money-market accounts, as may be agreed between the Trustee and the Trust or, absent agreement, as may be determined by the Trustee in its discretion. All such deposit accounts shall be in the name, and under the sole dominion and control, of the Trustee and the Trustee shall cause each financial institution at which any such deposit account is maintained explicitly to agree that such deposit accounts shall not be subject to any right of set off or banker's lien of the financial institution at which such account is maintained. The Trustee shall, or shall cause the Custodian on its behalf to, take and thereafter continuously retain in the State of New York possession of any passbook or other evidence of any such deposit account.

          (e)    The Trustee shall

          (i) with respect to all Certificates of Deposit represented by a physical certificate, cause such Certificate of Deposit to be issued in the name of the Trustee (or of the Custodian) and shall, or shall cause the Custodian on its behalf to, take and thereafter continuously retain possession in the State of New York of such physical certificate,

          (ii) with respect to all Certificates of Deposit in book-entry form, cause such Certificate of Deposit to be issued and recorded on the books of the issuer thereof in the name of the Trustee (or the Custodian) and, if any receipt, confirmation or other document is issued in connection with such Certificate of Deposit, take or cause the Custodian on its behalf to take, and thereafter continuously retain in the State of New York possession thereof,

          (iii) have the right at any time in its discretion and without notice to the Trust, to transfer to or to register in the name of the Trustee, the Custodian or any of their nominees any or all other Collateral, other than Pledged Bank Stock and (with respect to registering the same in the name of the Trustee) U.S. Government Securities, and

          (iv) at any time after the occurrence and during the continuance of an Event of Default, in its discretion and without notice to the Trust, subject to the satisfaction of any regulatory requirements, to transfer to or to register in the name of the Trustee, the Custodian or any of their nominees any or all Pledged Bank Stock.

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                                       94

In addition, the Trustee shall have the right at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of different denominations.

          (f) If there shall occur a change in applicable law or regulations regarding the steps necessary to obtain and maintain a perfected security interest in U.S. Government Securities or any other Collateral , or if there is Collateral for which the foregoing procedures are not effective to perfect a security interest, the Trust will immediately upon its becoming aware thereof so notify the Trustee and will deliver to the Trustee an Opinion of Counsel setting forth the steps necessary for the Trustee to obtain and maintain such a perfected security interest in the Collateral affected by such change or for which the foregoing procedures are not effective to perfect a security interest, and the Trustee, instead of the actions specified in this Section 1204, shall take such other action, as specified in such Opinion of Counsel, as will create and maintain such perfected security interest.

          (g) The Trustee shall establish two accounts, (i) the "Bank Collateral Account" with two sub-accounts, "Bank Collateral Sub-Account A" and "Bank Collateral Sub-Account B", and (ii) the "Liquidity Maintenance Account" with two sub-accounts, "Liquidity Maintenance Sub-Account A" and "Liquidity Maintenance Sub-Account B", in which all of the Collateral held, directly or indirectly, by the Trustee pursuant to this Article Twelve shall be recorded and, to the extent held directly by the Trustee, deposited. Each such account (and each sub-account thereof) shall be in the name of and under the sole dominion and control of the Trustee and subject to the terms of this Indenture. Except as provided in this Indenture, no Collateral shall be paid, delivered or released to or for the account of, or withdrawn by or for the account of, the Trust or any other Person from either such account or either sub-account.

          (h) The Trustee shall not be obligated to, and shall not, accept any Collateral from the Trust if it has knowledge of or has been advised by the Trust of any adverse claim with respect thereto, that it is overdue or has been dishonored or of any defense against or claim to it on the part of any Person.

          (i) Except as otherwise specifically provided in this Section 1204, the Trustee may retain possession of Collateral as provided in this Article Twelve itself or through the Custodian or another Person acting on the Trustee's behalf.

          SECTION 1205.  REPRESENTATIONS, WARRANTIES AND COVENANTS.

          The Trust represents, warrants and covenants that:

          (a) As of the time of its deposit of any Collateral with the Trustee pursuant to this Indenture it will be the sole beneficial owner of such Collateral, free and clear of any Lien, except for the Lien of this Indenture.

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                                       95

          (b) It has full power, authority and legal right to pledge all Collateral in which a security interest is or shall be granted by it pursuant to this Indenture.

          (c) Upon the delivery of any Collateral to the Trustee and the accomplishment of the applicable actions to be performed by the Trustee under Section 1204, the Trustee will have a valid and perfected first-priority Lien on such Collateral, securing payment of the Secured Obligations.

          (d) The shares of Bank Stock owned by the Trust have been duly authorized, are validly issued, fully paid and non-assessable. As of the date of this Indenture, there are 10,000,000 shares of Bank Stock authorized and 10,000 shares of Bank Stock outstanding; the Bank has no Voting Stock or Bank Common Stock except for Bank Stock; there are no outstanding options, warrants, calls, convertible securities or commitments of any character relating to any authorized and unissued Bank Stock; the Trust owns 8,000 shares of Bank Stock; and such shares constitute 80% of all shares of Bank Stock issued and outstanding.

          (e) No authorization, approval or other action by, or notice to, or filing with, any governmental authority or regulatory body is required under existing laws and regulations on the date hereof

                 (i) for the grant or perfection of the security interests contemplated hereby or for the execution, delivery or performance of this Indenture by the Trust, except as may be set forth in Section 1204 with respect to actions to be taken by the Trustee, the Custodian or a financial intermediary holding Collateral and except for the filings referred to in Section 1206(b) that may be required in the future, or

                 (ii) for the exercise by the Trustee of the voting or other rights provided for in this Indenture or its rights and remedies in respect of the Collateral pursuant to this Indenture, except

                      (A) as may be required in connection with the disposition of Collateral by laws affecting the offering and sale of securities generally, and

                      (B) with respect to Pledged Bank Stock, for authorizations, approvals, notices and filings that may be required pursuant to 12 U.S.C. SECTION 1817(j), 12 U.S.C.
                 SECTION 1467a, 12 C.F.R. Part 563g, 12 C.F.R. SECTION 567.13 or 12 C.F.R. SECTION 574, or any successor laws or regulations.

                 (f) The chief place of business and chief executive office of the Trust are located at 8401 Connecticut Avenue, Chevy Chase, Maryland 20815. The Trust uses no trade name in connection with its operations.

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                                       96

          SECTION 1206.  FURTHER ASSURANCES.

          (a) The Trust, at any time and from time to time, at its expense, will promptly give, execute, deliver, file and/or record any financing statement, notice, instruments, certificates and other documents and take all further action that may be necessary or that the Trustee may reasonably request in order to create, preserve, perfect or validate the first-priority security interest granted or purported to be granted hereby or to enable the Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

          (b) Without limitation of the foregoing, the Trust will file or cause to be filed, on or before the date of this Indenture, in the appropriate filing offices in the State of Maryland, Uniform Commercial Code financing statements adequately describing the Collateral and, thereafter, such renewals, amendments or continuations thereof or such additional financing statements in such additional offices in such jurisdictions or in the appropriate filing offices in such additional jurisdictions as shall be required from time to time under the Uniform Commercial Code in order to perfect and to continue the perfection of the security interest in the Collateral.

          SECTION 1207.  DIVIDENDS; VOTING RIGHTS; ETC.

          (a) So long as no Default or Event of Default shall have occurred and be continuing, the Trust shall be entitled to receive all cash dividends and distributions (other than any dividends or distributions constituting a return of capital) and interest paid in respect of the Collateral, and the Trustee, promptly upon its receipt thereof, if the same are not paid directly to the Trust, shall deliver the same to the Trust. Upon the occurrence and during the continuance of a Default or an Event of Default the Trustee shall be entitled to retain all such dividends, distributions and interest as additional Collateral, and all such dividends, other distributions and interest shall, if received by the Trust, be received in trust for the benefit of the Trustee, be segregated from the other property or funds of the Trust, and be forthwith delivered to the Trustee to be retained as additional Collateral in the same form as so received (with any necessary endorsement or assignment); PROVIDED that, if such Default or Event of Default, and all other Defaults or Events of Default that shall have thereafter occurred, shall be cured prior to the acceleration of the Securities or the exercise by the Trustee or the Holders of any other remedies hereunder, any such dividends, distributions and interest then being held by the Trustee shall be distributed to the Trust, free of the Lien of this Indenture, promptly following the Trust's request therefor. Dividends and distributions that constitute a return of capital and interest that is to be retained by the Trustee shall be retained by the Trustee in the Collateral account and sub-account holding the underlying security, investment, instrument or account on which such dividend or distribution is made or such interest is earned.

          (b) The Trust shall be entitled to exercise any and all voting and other consensual rights relating to Collateral or any part thereof for any purpose; PROVIDED that no

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                                       97

vote shall be cast, and no consent, waiver or ratification given or action taken, that would be inconsistent with or violate Section 1214 or any other provision of this Indenture or the Securities; and PROVIDED FURTHER that

          (i) with respect to Collateral other than Pledged Bank Stock, the Trust shall no longer have such rights, and such rights shall be vested in the Trustee, upon notice from the Trustee to the Trust following the occurrence and during the continuance of a Default or an Event of Default, and

          (ii) with respect to Pledged Bank Stock, the Trust shall no longer have such rights, and such rights shall be vested in the Trustee, on five-day's advance notice from the Trustee to the Trust following the occurrence and during the continuance of an Event of Default and subject to the satisfaction of any regulatory requirements.

          (c) In order to permit the Trustee to exercise the voting and other consensual rights which it may be entitled to exercise pursuant to Section 1207(b), and to receive all dividends and distributions that it may be entitled to receive under Section 1207(a), the Trust will, upon written notice from the Trustee, from time to time execute and deliver to the Trustee such proxies and other instruments as the Trustee may reasonably request.

          SECTION 1208.  TRUSTEE APPOINTED ATTORNEY-IN-FACT.

          The Trust appoints the Trustee as its attorney-in-fact, with full authority in the place and stead and in its name or otherwise, from time to time in the Trustee's discretion, to take any action and to execute any instrument which the Trustee may deem necessary or advisable in order to accomplish the purposes of this Article Twelve, including to receive, endorse and collect all instruments made payable to the Trust representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same. This power, being coupled with an interest, is irrevocable.

          SECTION 1209.  TRUSTEE MAY PERFORM.

          If the Trust fails to perform any agreement contained in this Article Twelve, the Trustee may, but shall not be obligated to, itself perform, or cause performance of, such agreement, and the expenses of the Trustee incurred in connection therewith shall be payable by the Trust under Section 606.

          SECTION 1210.  REMEDIES UPON EVENT OF DEFAULT.

          If any Event of Default shall have occurred and be continuing, the Trustee may exercise in respect of the Collateral, subject, in the case of Pledged Bank Stock, to the satisfaction of any regulatory requirements, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies provided a secured party


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                                       98

upon the default of a debtor under the Uniform Commercial Code at that time, and the Trustee may also, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Trustee's offices or elsewhere, for cash, on credit or for future delivery, upon such terms as the Trustee may determine to be commercially reasonable, and the Trustee or any Holder may be the purchaser of any or all of the Collateral so sold and, subject to any applicable requirements of Section 9-504(4) of the Uniform Commercial Code, thereafter hold the same, absolutely, free from any right or claim of whatsoever kind. The Trust agrees that, to the extent notice of sale shall be required by law, at least 30 days' notice to it (in the case of Pledged Bank Stock) or 10 days' notice to it (in the case of any other Collateral) of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Trustee shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale conducted in a commercially reasonable manner and in accordance with Section 9-504(3) of the Uniform Commercial Code and any other applicable legal requirements. The Trust hereby waives any claims against the Trustee arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at the public sale, even if the Trustee accepts the first offer received and does not offer such Collateral to more than one offeree.

          The Trust recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Trustee may be compelled, with respect to any sale of certain of the Collateral, to limit purchasers to those who will agree, among other things, to acquire such securities for their own account, for investment, and not with a view to the distribution or resale thereof. The Trust acknowledges and agrees that any such sale may result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. The Trustee shall be under no obligation to delay the sale of any of the Pledged Shares for the period of time necessary to permit the Trust to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Trust would agree to do so.

          In connection with the exercise of its rights and remedies under this Article Twelve or otherwise available to it, the Trustee is authorized to file such notices, applications and filings as may be necessary or appropriate in respect of the Pledged Bank Stock.

          The Trustee is not authorized or empowered to take any action or exercise any rights or remedies under this Article Twelve or otherwise available to it that would expose any Holder to liability under the Capital Maintenance Agreement or any capital restoration plan guaranty applicable to the Bank. Neither this Indenture, nor the exercise by the Trustee or any Holder of any remedies hereunder, nor the acquisition of the Pledged Bank Stock by

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                                       99

the Trustee or any other Person in any foreclosure sale or otherwise is intended to cause the Trustee, any Holder or any other Person to have any successor liability under the Capital Maintenance Agreement.

          SECTION 1211.  APPLICATION OF PROCEEDS.

          Upon the occurrence and during the continuance of an Event of Default and after the acceleration of the Securities pursuant to Section 502 (so long as such acceleration has not been rescinded) any cash held by the Trustee as Collateral and all cash proceeds received by the Trustee in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral, shall be applied by the Trustee in the manner specified in Section 506.

          SECTION 1212.  CONTINUING LIEN; TERMINATION.

          Except as provided in Section 1203 and 1207(a) and this Section 1212, this Indenture shall create a continuing Lien on the Collateral that shall (a) remain in full force and effect until the payment in full of all Secured Obligations, (b) be binding upon the Trust and its successors and assigns and
(c) inure to the benefit of the Trustee and its successors, transferees and assigns.

          Notwithstanding anything to the contrary in this Article Twelve, upon

          (a) satisfaction by the Trust of the conditions set forth in Article Four to the satisfaction and discharge of this Indenture,

          (b)    the payment in full of all Secured Obligations or

          (c) the defeasance of the Securities and this Indenture as provided in Section 1302,

the security interests created under this Indenture shall terminate, and the Trustee shall, at the request and expense of the Trust, cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral, to or on the order of the Trust and shall execute and deliver to the Trust an instrument or instruments acknowledging the release of such Collateral from the Lien of this Indenture.

          SECTION 1213.  CERTIFICATES AND OPINIONS.

          (a) The Trust will furnish to the Trustee, a certificate or opinion of an engineer, appraiser or other expert as to the fair value:

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                                       100

          (i) of any property or securities to be released from the Lien of this Indenture, which certificate or opinion shall state that in the opinion of the Person making the same the proposed release will not impair the security under this Indenture in contravention of the provisions thereof, and which certificate or opinion shall be made by an independent engineer, appraiser or other expert, if the fair value of such property or securities and of all other property or securities released since the commencement of the then-current calendar year, as set forth in the certificates or opinions required by this Subsection (i), is 10% or more of the aggregate principal amount of the Securities at the time Outstanding; but such a certificate or opinion of an independent engineer, appraiser or other expert shall not be required in the case of any release of property or securities, if the fair value thereof as set forth in the certificate required by this Subsection (a) is less than $25,000 or less than 1% of the aggregate principal amount of the Securities at the time Outstanding;

          (ii) to the Trust of any securities, the deposit of which is to be made the basis for the withdrawal of cash constituting a part of the trust estate or the release of property or securities subject to the Lien of this Indenture, and if the fair value to the Trust of such securities and of all other such securities made the basis of any such withdrawal or release since the commencement of the then current calendar year, as set forth in the certificates or opinions required by this subsection (ii), is 10% or more of the aggregate principal amount of the Securities at the time Outstanding, such certificate or opinion shall be made by an independent engineer, appraiser or other expert; but such certificate of an independent engineer, appraiser or other expert shall not be required with respect to any securities so deposited, if the fair value thereof to the Trust as set forth in the certificate or opinion required by this subsection (ii) is less than $25,000 or less than 1% of the aggregate principal amount of the Securities at the time Outstanding; and

          (iii) to the Trust of any property the subjection of which to the Lien of this Indenture is to be made the basis for the withdrawal of cash constituting a part of the trust estate, or the release of property or securities subject to the Lien of this Indenture, and if

                 (A) within six months prior to the date of acquisition thereof by the Trust, such property has been used or operated by a person or persons other than such obligor, in a business similar to that in which it has been or is to be used or operated by the Trust, and

                 (B) the fair value to the Trust of such property as set forth in such certificate or opinion is not less than $25,000 and not less than 1% of the aggregate principal amount of the Securities at the time Outstanding, such certificate or opinion shall be made by an independent engineer, appraiser or other expert.

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                                       101

          Any such certificate or opinion may be made by an officer or employee of the Trust who is duly authorized to make such certificates or opinions by the Trust from time to time, except in cases in which this Subsection (a) requires that such certificate or opinion be made by an independent person. In such cases, such certificate or opinion shall be made by an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care.

          At the time it shall deliver to the Trustee any certificate pursuant to the first paragraph of this Subsection (a), the Trust also shall deliver to the Trustee an Officers' Certificate as to whether or not a Default or an Event of Default has occurred and is at such time continuing.

          (b) Promptly after the execution and delivery of this Indenture, the Trust will deliver to the Trustee an Opinion of Counsel either stating that in the opinion of such counsel this Indenture has been properly recorded and filed so as to make effective the Lien intended to be created hereby, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to make such Lien effective.

          (c) Not later than the 120th day after the end of each of its fiscal years, beginning with its fiscal year ending in 1994, the Trust will deliver to the Trustee an Opinion of Counsel either stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture as is necessary to maintain the Lien of this Indenture, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such Lien. Such Opinion of Counsel shall also state such actions as may be necessary or appropriate in order to obtain and maintain a perfected security interest in the Collateral, if such actions are other than as provided in this Indenture, or shall state that no such actions shall be necessary or appropriate other than as provided in this Indenture.

          SECTION 1214.  ADDITIONAL COVENANTS OF THE TRUST.

          Until such time as the Secured Obligations shall have been paid in full, the Trust shall

          (a) not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option or other right with respect to, any of the Collateral, or create or permit to exist any Lien upon or with respect to the Collateral, except (i) for the Lien of this Indenture, (ii) as permitted under Section 1203(e) and (iii) for any such right that shall not be effective until the Lien of this Indenture on the Collateral shall have been terminated pursuant to Section 1212;

          (b) not permit the Bank to adopt any resolution, by-law, charter amendment or other proposal, or enter into any contractual restriction, the effect of which would be to

                 (i) alter the number of shares of Voting Stock that must be voted in favor of any matter to cause its adoption by the Bank or, except to the extent required by law or that the charter of the Bank may otherwise provide as of the date of this Indenture, permit any charter, by-law or other provisions applicable to any class or series of Voting Stock of the Bank to provide for a class or series vote or that any action or resolution may be taken or adopted by holders of the shares of such class or series other than by the vote of a majority thereof at a meeting duly called and held at which a quorum is present or the consent of holders of at least a majority of the shares of such class or series then outstanding, or any class, or

                 (ii) classify any directors of the Bank (beyond any classification in effect on the date hereof), permit cumulative voting for directors or take any action that would diminish the ability of a holder of Pledged Bank Stock to remove directors;

          (c) if any portion of the Collateral shall consist of Margin Securities, timely notify any Holder of Initial Securities that shall not have theretofore exchanged such Initial Securities for Exchange Securities that the Collateral includes Margin Securities and that such Holder may be required to comply with certain requirements of Regulation G (12 C.F.R.
     Part 207, as amended) or U (12 C.F.R. Part 221, as amended) of the Board of Governors of the Federal Reserve System and deliver in timely fashion to such Holders such forms as may be required from time to time by Regulation G or U;

          (d) not use any portion of the proceeds of the issue and sale of the Securities for the purpose, whether immediate or incidental, of

                 (i) buying or carrying "margin stock" within the meaning of Regulation G or U, or

                 (ii) buying, carrying or trading in "securities" within the meaning of Regulation T (12 C.F.R. Part 220, as amended) or buying or carrying any part of an investment contract security which shall be deemed credit for the purpose of buying or carrying the entire security; and

          (e) not change its chief place of business or chief executive office, or change its name, identity or corporate structure in any manner that might make any financing or continuation statements filed hereunder seriously misleading within the meaning of Section 9-402(7) of the Uniform Commercial Code (or any other applicable provision of the Uniform Commercial Code), unless it shall have given the Trustee at least 10 days' prior notice thereof (which notice also shall specify the new chief place of business and chief executive office of the Trust, if applicable) and an Opinion of Counsel to the effect specified in Section 1213(c) and unless it shall have taken all such action as may be required under Section 1206 as a result of such change.


                                ARTICLE THIRTEEN

                       DEFEASANCE AND COVENANT DEFEASANCE

          SECTION 1301. TRUST'S OPTION TO EFFECT DEFEASANCE OR COVENANT DEFEASANCE.

          The Trust may, at its option by Board Resolution, at any time, with respect to the Securities, elect to have either Section 1302 or Section 1303 be applied to all Outstanding Securities upon compliance with the conditions set forth below in this Article Thirteen.

          SECTION 1302.  DEFEASANCE AND DISCHARGE.

          Upon the Trust's exercise under Section 1301 of the option applicable to this Section 1302, the Trust shall be deemed to have been discharged from its obligations with respect to all Outstanding Securities on the date the conditions set forth in Section 1304 are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Trust shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 1305 and the other Sections of this Indenture referred to in
(A) and (B) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Trust, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Securities to receive, solely from the trust fund described in
Section 1304 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any, on) and interest on such Securities when such payments are due, (B) the Trust's obligations with respect to such Securities under Sections 304, 305, 308, 1002 and 1003, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article Thirteen. Subject to compliance with this Article Thirteen, the Trust may exercise its option under this Section 1302 notwithstanding the prior exercise of its option under Section 1303 with respect to the Securities.

          SECTION 1303.  COVENANT DEFEASANCE.

          Upon the Trust's exercise under Section 1301 of the option applicable to this Section 1303, the Trust shall be released from its obligations under any covenant contained in Sections 801 and 1009 through 1021 with respect to the Outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Securities shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Outstanding Securities, the Trust may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 501(iv), but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

          SECTION 1304.  CONDITIONS TO DEFEASANCE OR COVENANT DEFEASANCE.

          The following shall be the conditions to application of either Section 1302 or Section 1303 to the Outstanding Securities:

          (1) The Trust shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 607 who shall agree to comply with the provisions of this Article Thirteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) money in United States dollars in an amount, or (B) U.S. Government Obligations (as defined below) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any, on) and interest on the Outstanding Securities on the Stated Maturity (or Redemption Date, if applicable) of such principal (and premium, if any) or installment of interest; PROVIDED that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities. Before such a deposit, the Trust may give to the Trustee, in accordance with Section 1103 hereof, a notice of its election to redeem all of the Outstanding Securities at a future date in accordance with Article Eleven hereof, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing. For this purpose, "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, PROVIDED that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

          (2) No Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit.

          (3) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Trust is a party or by which it is bound.

          (4) In the case of an election under Section 1302, the Trust shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Trust has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

          (5) In the case of an election under Section 1303, the Trust shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

          (6) Such defeasance or covenant defeasance may not cause the Trustee for the Securities to have a conflicting interest with respect to any securities of the Trust or any of its subsidiaries.

          (7) The Trust must deliver to the Trustee an opinion of independent counsel in the United States to the effect that the trust fund will not be subject to the effect of any applicable bankruptcy, insolvency, receivership, conservatorship, reorganization or similar laws affecting creditors' rights generally (including, without limitation, laws relating to fraudulent and avoidable transfers).

          (8) The Trust must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Trust with the intent of preferring the Holders of the Securities over the other creditors of the Trust or with the intent of defeating, hindering, delaying or defrauding creditors of the Trust.

          (9) No event or condition may exist that would prevent the Trust from making payments of the principal of (and premium, if any, on), and interest on the Securities, on the date of such deposit.

          (10) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 1302 or the covenant defeasance under Section 1303 (as the case may be) have been complied with.

          SECTION 1305. DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

          Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee--collectively for purposes of this Section 1305, the "Trustee") pursuant to Section 1304 in respect of the Outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Trust acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Trust shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Governmental Obligations deposited pursuant to Section 1304 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

          Anything in this Article Thirteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Trust from time to time upon Trust Request any money or U.S. Government Obligations held by it as provided in Section 1304 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance, as applicable, in accordance with this Article.

          SECTION 1306.  REINSTATEMENT.

          If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 1305 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Trust's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 1302 or 1303, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with
Section 1305; PROVIDED, HOWEVER, that if the Trust makes any payment of principal of (or premium, if any, on) or interest on any Security following the reinstatement of its obligations, the Trust shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

          This Indenture may be signed in any number of counterparts each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                       B.F. SAUL REAL ESTATE
                                       INVESTMENT TRUST


     [SEAL]                        By  /s/ PHILIP D. CARACI
                                      ---------------------------------------
                                      Title: Senior Vice President


Attest: /s/ JEANNELL CHRISTIAN
        ____________________________
          Title: Assistant Secretary


                                       NORWEST BANK MINNESOTA,
                                       NATIONAL ASSOCIATION


                              By  /s/ WILLIAM C. SCHMOKER
                                 --------------------------------------------
                                 Title: Corporate Trust Officer

                                                                       EXHIBIT A

                                 [FACE OF NOTE]

                             B. F. SAUL REAL ESTATE
                                INVESTMENT TRUST


                11 5/8% [Series B]* Senior Secured Note due 2002

                                             CUSIP 804396 AK 5

No. ___________                                          $______________________

          B. F. SAUL REAL ESTATE INVESTMENT TRUST, an unincorporated business trust duly organized and existing under the laws of the State of Maryland (the "Trust", which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to ________________, or its registered assigns, the principal sum of _________ ($__________), on April 1, 2002.

                   [Initial Interest Rate:   11 5/8% per annum.]**
                   [Interest Rate:           11 5/8%  per annum.]*
                   Interest Payment Dates:   October 1 and April 1, commencing
                                             October 1, 1994.
                   Regular Record Dates:     September 15 and March 15.

                   Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.


- ---------------
*  Include only for Exchange Securities.
** Include only for Initial Securites.

                   IN WITNESS WHEREOF, the Trust has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date: ___________                    B. F. SAUL REAL ESTATE
                                     INVESTMENT TRUST



                                   By: ____________________________________
                                     Title:

[Corporate Seal]

Attest:


_________________________________________________
[Assistant] Secretary

                (Form of Trustee's Certificate of Authentication)

                          CERTIFICATE OF AUTHENTICATION

This is one of the 11 5/8% [Series B]* enior Secured Notes due 2002 described in the within-mentioned Indenture.


                                   NORWEST BANK MINNESOTA,
                                   NATIONAL ASSOCIATION,
                                   as Trustee



                                   By:________________________
                                        Authorized Signatory




- ---------------
* Include only for Exchange Securities

                             [REVERSE SIDE OF NOTE]

                             B. F. SAUL REAL ESTATE
                                INVESTMENT TRUST

               11 5/8%  [Series B]* Senior Secured Note due 2002


1.  PRINCIPAL AND INTEREST.

          The Trust will pay the principal of this Note on April 1, 2002.

          The Trust promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate of 11 5/8% per annum (subject to adjustment as provided below)]** [11 5/8% per annum, except that interest accrued on this Note (or the predecessor Note hereto) pursuant to the penultimate paragraph of this Section 1 for periods prior to the applicable Exchange Date (as such term is defined in the Registration Rights Agreement) will accrue at the rate or rates borne by the predecessor Note hereto from time to time during such periods pursuant to the Registration Rights Agreement as set forth below].*

          Interest will be payable semiannually on each Interest Payment Date, commencing October 1, 1994, to the holders of record of the Notes or any predecessor Notes at the close of business on the September 15 or March 15 immediately preceding the Interest Payment Date.

          [The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated March 30, 1994, between the Trust and the Initial Purchasers party thereto (the "Registration Rights Agreement"). In the event that either (a) the Exchange Offer Registration Statement (as such term is defined in the Registration Rights Agreement) is not filed with the Securities and Exchange Commission on or prior to the 30th calendar day following the date of original issue of the Notes, (b) the Exchange Offer Registration Statement has not been declared effective on or prior to the 160th calendar day following the date of original issue of the Notes or (c) the Exchange Offer (as such term is defined in the Registration Rights Agreement) is not consummated or a Shelf Registration Statement (as such term is defined in the Registration Rights Agreement) is not declared effective on or prior to the 190th calendar day following the date of original issue of the Notes, the interest

- ---------------
*  Include only for Exchange Securities.
** Include only for Initial Securities.

rate borne by this Note shall be increased by one-half of one percent per annum following such 30-day period in the case of clause (a) above, such 160-day period in the case of clause (b) above or such 190-day period in the case of clause (c) above; PROVIDED, HOWEVER, that in no event shall the interest rate borne by this Note be increased by more than 1.5% per annum. Upon (x) the filing of the Exchange Offer Registration Statement after the 30-day period described in clause (a) above, (y) the effectiveness of the Exchange Offer Registration Statement after the 160-day period described in clause (b) above or
(z) the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, as the case may be, after the 190-day period described in clause (c) above, the interest rate borne by this Note from the date next succeeding the date of such filing, effectiveness or consummation, as the case may be, will be reduced in each case by one-half of one percent per annum (but in any event, not below the original interest rate set forth above), and after the Exchange Offer is consummated or a Shelf Registration Statement is declared effective, the interest rate borne by the Notes will be the original interest rate.]*

          Interest on this Note will accrue from the most recent date to which interest has been paid [on this Note or the Note surrendered in exchange herefor]** or, if no interest has been paid, from March 30, 1994; PROVIDED that, if there is no existing default in the payment of interest and if this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          The Trust will pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum equal to the rate of interest applicable to the Notes.

2.  METHOD OF PAYMENT.

          The Trust will pay interest (except Defaulted Interest) on the principal amount of the Notes on each October 1 and April 1 to the persons who are Holders (as reflected in the Security Register at the close of business on the September 15 or March 15 immediately preceding the Interest Payment Date), in each case, even if the Note is cancelled on registration of transfer or registration of exchange after such record date. The Trust will pay the principal of this Note to the Holder that surrenders this Note to any Paying Agent on or after April 1, 2002.

          The Trust will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private,

- ---------------
*  Include only for Initial Securities.
** Include only for Exchange Securities.

debts. However, the Trust may pay principal, premium, if any, and, except to the extent otherwise provided in the Indenture, interest by its check payable in such money. The Trust will pay interest payable by check by mailing such check to a Holder's registered address (as reflected in the Security Register). If a payment date is a date other than a Business Day, payment may be made on the next succeeding day that is a Business Day and, subject to the provisions of the Indenture, no interest shall accrue for the intervening period.

3.  PAYING AGENT AND REGISTRAR.

          Initially, the Trustee will act as authenticating agent, Paying Agent and Registrar. The Trust may change any authenticating agent, Paying Agent or Registrar upon written notice thereto. The Trust, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-registrar.

4.  INDENTURE; LIMITATIONS.

          The Trust issued the Notes under an Indenture, dated as of March 30, 1994 (the "Indenture"), between the Trust and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

          The Notes are secured general obligations of the Trust, secured by the Collateral. The Indenture limits the aggregate principal amount of the Notes to $175,000,000.

5.  REDEMPTION.

          The Notes may be redeemed at the election of the Trust, in whole or in part, at any time and from time to time on or after April 1, 1998, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued interest to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the applicable Interest Payment Date), if redeemed during the 12-month period beginning April 1 of each of the years set forth below:

                                                                      Redemption
          Year                                                           Price
          ----                                                        ----------
          1998 . . . . . . . . . . . . . . . . . . . . . . . . . . . .  105.70 %
          1999 . . . . . . . . . . . . . . . . . . . . . . . . . . . .  103.80 %
          2000 and thereafter. . . . . . . . . . . . . . . . . . . . .  101.90 %

          Notice of a redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's last address as it appears in the Security Register. Notes in original denominations larger than $1,000 may be redeemed in part in integral multiples of $1,000. On and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption, unless the Trust defaults in the payment of the Redemption Price.

6.  REPURCHASE UPON A CHANGE IN CONTROL TRIGGERING EVENT.

          Upon the occurrence of a Change in Control Triggering Event, the Trust shall be obligated to make an offer to repurchase such Holder's Notes, in whole or in part, in integral multiples of $1,000, at a purchase price in cash in an amount equal to 101% of the principal amount thereof, plus accrued interest (if any) to the date of purchase (the "Change in Control Payment").

          A notice of each Change in Control Triggering Event will be mailed within 30 days after such Change in Control Triggering Event occurs to each Holder at his last address as it appears in the Security Register. Notes in original denominations larger than $1,000 may be sold to the Trust in part. On and after the Change in Control Purchase Date, interest ceases to accrue on Notes or portions of Notes surrendered for purchase by the Trust, unless the Trust defaults in the payment of the Change in Control Payment.

7.  DENOMINATIONS; TRANSFER; EXCHANGE.

          The Notes are in registered form without coupons, in denominations of $1,000 and multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption (except the unredeemed portion of any Note being redeemed in part). Also, it need not register the transfer or exchange of any Notes for a period of 15 days before a selection of Notes to be redeemed is made.

8.  PERSONS DEEMED OWNERS.

          A Holder may be treated as the owner of a Note for all purposes.

9.  UNCLAIMED MONEY.

          If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Trust. After that, Holders entitled to the money must look to the Trust for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

10.  AMENDMENT; SUPPLEMENT; WAIVER.

          Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of greater than 50% in aggregate principal amount of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of greater than 50% in aggregate principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity or inconsistency provided such change does not adversely affect in any material respect the interests of any Holder.

11.  RESTRICTIVE COVENANTS.

          The Indenture contains certain covenants, including but not limited to, covenants with respect to the following matters: (i) limitation on indebtedness; (ii) limitation on restricted payments; (iii) limitation on transactions with affiliates; (iv) limitation on asset sales; (v) restriction on transfer of assets to subsidiaries; (vi) limitation on subsidiaries; (vii) limitation on dividend and other payment restrictions affecting subsidiaries;
(viii) limitation on issuances and sales of subsidiary stock; (ix) required ownership of Bank common stock; (x) limitation on disposal of, or liens on, the Collateral; (xi) restriction on use of proceeds to purchase securities; (xii) change of control triggering event; and (xiii) restrictions on merger, consolidation and sale of assets of the Trust. At the end of each fiscal quarter, the Trust must report to the Trustee on compliance with such covenants.

12.  SUCCESSOR PERSONS.

          When a successor Person assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the Indenture, the predecessor Person will be released from those obligations.

13.  DEFAULTS AND REMEDIES.

          If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

14.  SECURITY.

          This Note is secured by a security interest in certain Collateral, as provided in the Indenture, and is entitled to the benefits thereof.

15.  TRUSTEE DEALINGS WITH TRUST.

          The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for, and otherwise deal with, the Trust and its Affiliates as if it were not the Trustee.

16.  AUTHENTICATION.

          This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

17.  ABBREVIATIONS.

          Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

18.  DEFEASANCE.

          The Indenture contains provisions for defeasance, at any time, of the Indebtedness represented by this Note or the covenants governing the Indebtedness represented by this Note, upon compliance by the Trust with certain conditions set forth in the Indenture.

19.  COPY OF INDENTURE.

          The Trust will furnish a copy of the Indenture to any Holder upon written request and without charge. Requests may be made to B. F. Saul Real Estate Investment Trust, 8401 Connecticut Avenue, Chevy Chase, Maryland 20815,
Attention:  Secretary.

20.  NO PERSONAL LIABILITY.

          The covenants and obligations set forth in this Note and in the Indenture as having been made by the Trust have been made or assumed by the trustees or officers of the Trust acting as such trustees or officers pursuant to the authority vested in them under the Declaration of Trust under which the Trust is governed. This Note and the Indenture have been executed by trustees or officers of the Trust in their capacities as trustees or officers under such Declaration of Trust, and not individually, and, in accordance with the provisions of the Declaration of Trust, the covenants and obligations of the Trust or the trustees of the Trust hereunder and under the Indenture are not personally binding upon, nor shall resort be had to the private property of, any of the trustees or shareholders, officers, employees or agents of the Trust, but the property of the Trust only shall be bound.

          No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, personally, against any organizer of the Trust, holder of shares of beneficial interest of the Trust, officer or trustee, past, present or future, as such, of the Trust or of any predecessor or successor of the Trust whether by virtue of any constitution, statute or rule of law or equity, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

                            [FORM OF TRANSFER NOTICE]


          FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

INSERT TAXPAYER IDENTIFICATION NO.

______________________________
______________________________
(Please print or typewrite name and address including zip code of assignee)

______________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing

______________________________
its attorney to transfer such Note on the books of the Trust with full power of substitution in the premises.


                     [THE FOLLOWING PROVISION TO BE INCLUDED
                               ON ALL CERTIFICATES
                       EXCEPT PERMANENT OFFSHORE PHYSICAL
                                  CERTIFICATES]


          In connection with any transfer of this Note occurring prior to the date which is the earlier of the (i) date of an effective Registration Statement or (ii) three years after the later of the original issuance of this Note or the last date on which this Note was held by a Affiliate of the Trust, the undersigned confirms that without utilizing any general solicitation or general advertising:

                                   [CHECK ONE]

/ / (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder,

                                       OR

/ / (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If neither of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 307 of the Indenture shall have been satisfied.


Date: ______________
                         _____________________________________________
                         NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.


Signature Guarantee*:_______________________________________


TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it or such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and that each is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Trust as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that each is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated: ____________           ______________________________
                              NOTICE:  To be executed by an
                                       executive officer

- ---------------
     *Guarantor must be a member of the Securities Transfer Agents Medallion Program ("STAMP"), the New York Stock Exchange Medallion Signature Program ("MSP") or the Stock Exchange Medallion Program ("SEMP").

                       OPTION OF HOLDER TO ELECT PURCHASE


          If you wish to have this Note purchased by the Trust pursuant to
Section 1019 of the Indenture, check the Box:  / /.

          If you wish to have a portion of this Note purchased by the Trust pursuant to Section 1019 of the Indenture, state the amount (in original principal amount) below:


                         $_________.


Date: ______________

Your Signature: ___________________

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee*:_______________________________________

- ---------------
     *Guarantor must be a member of the Securities Transfer Agents Medallion Program ("STAMP"), the New York Stock Exchange Medallion Signature Program ("MSP") or the Stock Exchange Medallion Program ("SEMP").

                                                                       EXHIBIT B


                              Form of Certificate
                              to be Delivered Upon
                        Termination of Restricted Period
                        --------------------------------
                          [On or after ________], ____

Norwest Bank Minnesota,
National Association, as Trustee
Norwest Center
Sixth Street and Marquette Avenue
Minneapolis, Minnesota  55479-0069

          Re: B. F. Saul Real Estate Investment Trust (the "Trust") 11 5/8% [Series B]* Senior Secured Notes due 2002 (the "Securities")
               -------------------------------------------------------------
Ladies and Gentlemen:

          This letter relates to U.S. $__________________ principal amount of Securities represented by the temporary global note certificate (the "Temporary Certificate"). Pursuant to Section 201 of the Indenture dated as of March 30, 1994 relating to the Securities (the "Indenture"), we hereby certify that (1) we are the beneficial owner of such principal amount of Securities represented by the Temporary Certificate and (2) we are a person outside the United States to whom the Securities could be transferred in accordance with Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933, as amended. Accordingly, you are hereby requested to issue a Certificated Note representing the undersigned's interest in the principal amount of Securities represented by the Temporary Certificate, all in the manner provided by the Indenture.

          You and the Trust are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                   Very truly yours,

                                   [Name of Holder]


                                   By:_____________________________________
                                        Authorized Signature

- ---------------
* Include only for Exchange Securities

                                                                       EXHIBIT C



                            Form of Certificate to Be
                          Delivered in Connection with
             Transfers to Non-QIB Institutional Accredited Investors
             -------------------------------------------------------

                                    ____________, ____


B. F. Saul Real Estate Investment Trust
8401 Connecticut Avenue
Chevy Chase, Maryland 20835

Norwest Bank Minnesota,
National Association, as Trustee
Norwest Center
Sixth Street and Marquette Avenue
Minneapolis, Minnesota  55479-0069


          Re: B. F. Saul Real Estate Investment Trust (the "Trust") 11 5/8% Senior Secured Notes due 2002 (the "Securities")
               -------------------------------------------------------------

Ladies and Gentlemen:

          In connection with our proposed purchase of $___________________ aggregate principal amount of the Securities, we confirm that:

          1. We have received such information regarding the Trust and Chevy Chase Bank, F.S.B. as we deem necessary in order to make our investment decision.

          2. We understand that the Securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing the Securities to offer, sell or otherwise transfer such Securities prior to the date which is three years after the later of the date of original issue and the last date on which the Trust or any affiliate of the Trust was the owner of such Securities, or any predecessor thereto (the "Resale Restriction Termination Date") only (a) to the Trust, (b) pursuant to a registration statement which has been declared effective under the

     Securities Act, (c) for so long as the Securities are eligible for resale pursuant to Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A,
     (d) pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulations S under the Securities
     Act, (e) to an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 of Regulation D under the Securities Act with total assets in excess of $25,000,000 that is acquiring the Securities for its own account or for the account of such an institutional "accredited investor" for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property and the property of such investor account or accounts be at all times within our or their control and to compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) or Rule 501 under the Securities Act with total assets in excess of $25,000,000 and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. We acknowledge that the Trust and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clauses (d), (e) and (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Trust and the Trustee.

          3. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) with total assets in excess of $25,000,000) purchasing for our own account or for the account of such an institutional "accredited investor," and we are acquiring the Securities for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

          4. We are acquiring the Securities purchased by us for our own account or for one or more accounts as to each of which we exercise sole investment discretion.

          5. You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                    Very truly yours,


                    By:____________________________________________________
                                        (NAME OF PURCHASER)


                                   Date:___________________________________



          Upon transfer, the Securities should be registered in the name of the new beneficial owner as follows:


Name:______________________________

Address:___________________________

Taxpayer ID Number:________________

                                                                       EXHIBIT D




Form of Certificate to Be Delivered
in Connection with Transfers
      Pursuant to Regulation S
- -----------------------------------

           ____________, ____



Norwest Bank Minnesota,
National Association, as Trustee
Norwest Center
Sixth Street and Marquette Avenue
Minneapolis, Minnesota  55479-0069


          Re: B. F. Saul Real Estate Investment Trust (the "Trust") 11 5/8% Senior Secured Notes due 2002 (the "Securities")
               -------------------------------------------------------------

Ladies and Gentlemen:

In connection with our proposed sale of $________________________ aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended, and, accordingly, we represent that:

(1)  the offer of the Securities was not made to a person in the United States;

(2) either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

(4) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933, as amended. In addition, if the sale is made during a restricted period and the provisions of Rule 903(c)(3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(3) or Rule 904(c)(1), as the case may be.

You and the Trust are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                   Very truly yours,

                                   [Name of Transferor]


                                   By:_____________________________
                                        Authorized Signature

                                                                       EXHIBIT E


                             SUBORDINATION AGREEMENT


          AGREEMENT, dated as of _______ __, ____ between B.F. SAUL REAL ESTATE INVESTMENT TRUST, an unincorporated business trust duly organized and existing under the laws of the State of Maryland (the "Trust"), and ____________________, a _______________________________ (the "Subsidiary")

                                     RECITAL

          A. The Trust has issued and may in the future issue its 11 5/8% Senior Secured Notes due 2002 and 11 5/8% Series B Senior Secured Notes due 2002 pursuant to the Indenture (the "Indenture") dated as of March 30, 1994 between the Trust and Norwest Bank Minnesota, National Association, as Trustee. Capitalized terms used herein and not otherwise defined have the respective meanings specified in the Indenture.

          B. Indebtedness of the Trust to the Subsidiary at March 31, 1994 amounted in to $___________________ in aggregate principal amount (such indebtedness in such principal amount being the "Initial Indebtedness").

          C. The Subsidiary may, from time to time after March 31, 1994, provide additional loans to the Trust (such loans, whether or not constituting a refunding or refinancing of the Initial Indebtedness, being the "New Subsidiary Loans").

          D. It is a condition to permitting the New Subsidiary Loans under certain covenants of the Indenture, and the Subsidiary and the Trust desire, that all such loans from the Subsidiary to the Trust be, governed by and subject to the provisions of this Agreement.

          NOW, THEREFORE, in consideration of the premises hereof, and for other good and valuable consideration, the parties agree as follows:

          Section 1. SUBORDINATION. (a) DEFINITION OF SENIOR INDEBTEDNESS. For purposes of this Agreement, "Senior Indebtedness" means all principal of and premium, if any, and interest on (such interest, wherever referred to in this Agreement, being deemed to include interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law in accordance with and at the rate (including any applicable default rate, to the extent lawful) specified in any document evidencing such Senior Indebtedness, whether or not the claim for such interest is allowed as a claim after such filing in any proceeding under such bankruptcy law) the Securities.

          (b) SUBORDINATION OF NEW SUBSIDIARY LOANS. The Trust and the Subsidiary each covenants and agrees that, to the extent and in the manner hereinafter set forth in this Section, the New Subsidiary Loans owing from time to time by the Trust to the Subsidiary and the payment of the principal of and premium, if any, and interest on the New Subsidiary

Loans are hereby expressly made subordinate and subject in right of payment to the prior payment in full, in cash or cash equivalents, of the Senior Indebtedness.

          This Agreement shall constitute a continuing offer to all persons who become Holders, and such provisions are made for the benefit of the holders of Senior Indebtedness, and the Holders are made obligees hereunder and any one or more of them may enforce such provisions. Holders need not prove reliance on the subordination provisions hereof.

          (c)  PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC.  In the event of
(i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Trust or to its creditors, as such, or to its assets, or (ii) any liquidation, dissolution or other winding up of the Trust, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Trust, then and in any such event:

          (1) the holders of all Senior Indebtedness shall be entitled to receive payment in full, in cash or cash equivalents, of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision shall be made for such payment in cash or cash equivalents, before the Subsidiary is entitled to receive any payment on account of principal of (or premium, if any) or interest on the New Subsidiary Loans; and

          (2) any payment or distribution of assets of the Trust of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the Subsidiary would be entitled but for the provisions of this Agreement, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Trust being subordinated to the payment of the New Subsidiary Loans, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the Trustee, to the extent necessary to make payment in full, in cash or cash equivalents, of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

          (3) in the event that, notwithstanding the foregoing provisions of this Section, the Subsidiary shall have received any such payment or distribution of assets of the Trust of any kind or character, whether in cash, property or securities, on account of the New Subsidiary Loans, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Trust being subordinated to the payment of the New Subsidiary Loans, before all Senior Indebtedness is paid in full, in cash or cash equivalents, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Trust for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, in cash or cash equivalents, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

          (d)  NO PAYMENT WHEN SPECIFIED SENIOR INDEBTEDNESS IN DEFAULT.
(1) (i) In the event of and during the continuation of any default in the payment of principal of (or premium, if any) or interest on any Senior Indebtedness beyond any applicable grace period with respect thereto, or (ii) in the event that any other Event of Default with respect to any Senior Indebtedness shall have occurred and be continuing and shall have resulted in such Senior Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, then no payment shall be made by the Trust on account of the principal of (or premium, if any) or interest on the New Subsidiary Loans or on account of the purchase or redemption or other acquisition of New Subsidiary Loans, unless and until such Event of Default shall have been cured or waived or shall have ceased to exist or any acceleration of the Senior Indebtedness shall have been rescinded or annulled or the Holders or their agents shall have waived the benefits of this Section or the Senior Indebtedness shall have been paid in full.

          In the event that, notwithstanding the foregoing, the Trust shall make any payment to the Subsidiary prohibited by the foregoing provisions of this Section, then and in such event such payment shall be paid over and delivered forthwith to the Trustee.

          (e) PAYMENT PERMITTED IF NO DEFAULT. Nothing contained in this Section shall prevent the Trust, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Trust referred to in Subsection (c) above or under the conditions described in Subsection (d) above, from making payments at any time of principal of (and premium, if any) or interest on the New Subsidiary Loans.

          (f) SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS. Subject to the payment in full, in cash or cash equivalents, of all Senior Indebtedness, the Subsidiary shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of (and premium, if any) and interest on the New Subsidiary Loans shall be paid in full.

          (g) PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS. The provisions of this Section are and are intended solely for the purpose of defining the relative rights of the Subsidiary on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Agreement is intended to or shall (1) impair, as among the Trust, its creditors other than holders of Senior Indebtedness and the Subsidiary, the obligation of the Trust, which is absolute and unconditional, to pay to the Subsidiary the principal of (and premium, if any) and interest on the New Subsidiary Loans as and when the same shall become due and payable in accordance with their terms; or (2) affect the relative rights against the Trust of the Subsidiary and creditors of the Trust other than the holders of Senior Indebtedness; or (3) prevent the Subsidiary from exercising all remedies otherwise permitted by applicable law upon default under the New Subsidiary Loans, subject to the rights, if any, under this Section of the holders of Senior Indebtedness

(i) in any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Trust referred to in Subsection (c) above, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to the Trustee or such Holder, or (ii) under the conditions specified in Subsection (d), to prevent any payment prohibited by such Subsection.

          (h) NO WAIVER OF SUBORDINATION PROVISIONS. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Trust or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Trust with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

          Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Subsidiary, without incurring responsibility to the Subsidiary and without impairing or releasing the subordination provided in this Section or the obligations hereunder of the Subsidiary to the holders of Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (3) release any Person liable in any manner for the collection of Senior Indebtedness; and
(4) exercise or refrain from exercising any rights against the Trust and any other Person.

          (i) NOTICE TO SUBSIDIARY. The Trust shall give prompt written notice to the Subsidiary of any fact known to the Trust which would prohibit the making of any payment to the Subsidiary in respect of the New Subsidiary Loans.

          (j) RESCISSION. The provisions of this Section shall continue to be effective or be reinstated, as the case may be, if at any time any payment in respect of any Senior Indebtedness is rescinded or must otherwise be returned by the holder thereof upon the insolvency, bankruptcy or reorganization of the Trust or otherwise, all as though such payment had not been made.

          Section 2. ALLOCATION OF REPAYMENTS FIRST TO INITIAL INDEBTEDNESS. All repayments of Indebtedness owing by the Trust to the Subsidiary shall be applied first to the Initial Indebtedness and second to the New Subsidiary Loans.

          Section 3. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement, or consent to depart therefrom is permitted at any time for any reason, except with the consent of the Holders of greater than 50% in aggregate principal amount of the Outstanding Securities.

          Section 4. ASSIGNMENT. No party to this Agreement may assign, in whole or in part, any of its rights and obligations under this Agreement, except to its legal successor-in-interest.

          Section 5. THIRD PARTY BENEFICIARIES. The Trustee and the Holders shall be third party beneficiaries to this Agreement and shall have the right to enforce this Agreement against the Trust and the Subsidiary.

          Section 6.  HEADINGS.   Section and Subsection headings in this
Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

          Section 7. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement of the parties with respect to its subject matter and supersedes all previous understandings, written or oral, in respect thereof.

          Section 8. GOVERNING LAW. This agreement shall be governed by and construed in accordance with the laws of the State of New York.

          Section 9. TERMINATION OF AGREEMENT. This Agreement shall terminate at such time as the Lien of the Indenture on the Collateral shall terminate pursuant to Section 1212 of the Indenture or the Trust shall be released from its obligations under the covenants contained in Section 1010 of the Indenture upon the exercise of its option under Section 1301 thereof to effectuate a covenant defeasance under Section 1303 thereof.

          IN WITNESS WHEREOF, the parties hereto have set their hands as of the day and year first above stated.

                              B.F. SAUL REAL ESTATE INVESTMENT TRUST


                              By___________________________________________
                                  Title:


                              _____________________________________________


                              By___________________________________________
                                  Title: